EQUITY PURCHASE AGREEMENT by and among DLH HOLDINGS CORP., a New Jersey corporation, DANYA INTERNATIONAL LLC, a Maryland limited liability company, DI HOLDINGS, INC., AS THE SELLER, CERTAIN OF THE OWNERS OF DI HOLDINGS, INC. Dated: May 3, 2016

i TABLE OF CONTENTS Page 1. PURCHASE PRICE. ........................................................................................................................ 2 1.1 Purchase and Sale of the Equity, and Purchase Price ............................................................ 2 1.2 Closing and Payments ............................................................................................................ 2 1.3 Determination of Actual Net Working Capital ...................................................................... 3 1.4 Adjustment to Purchase Price ................................................................................................ 4 1.5 Form of Payments .................................................................................................................. 4 1.6 Withholding Rights ................................................................................................................ 4 1.7 Issuance of Stock ................................................................................................................... 5 2. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. ..................... 5 2.1 Organization ........................................................................................................................... 5 2.2 Authorization; Documentation ............................................................................................... 5 2.3 Ownership .............................................................................................................................. 6 2.4 Capitalization ......................................................................................................................... 6 2.5 Binding Agreement ................................................................................................................ 7 2.6 No Breach .............................................................................................................................. 7 2.7 Permits ................................................................................................................................... 7 2.8 Compliance With Laws .......................................................................................................... 8 2.9 Title ........................................................................................................................................ 8 2.10 Condition of Personal Property .............................................................................................. 8 2.11 Accounts Receivable .............................................................................................................. 8 2.12 Intellectual Property ............................................................................................................... 8 2.13 Contracts .............................................................................................................................. 11 2.14 Litigation .............................................................................................................................. 13 2.15 Financial Statements; Controls ............................................................................................ 13 2.16 Liabilities ............................................................................................................................. 14 2.17 Tax Matters .......................................................................................................................... 14 2.18 Insolvency Proceedings ........................................................................................................ 17 2.19 Employee Benefit Plans; ERISA ......................................................................................... 17 2.20 Insurance .............................................................................................................................. 20 2.21 Environmental Matters ......................................................................................................... 21 2.22 Real Estate ............................................................................................................................ 21 2.23 No Other Agreement To Sell ............................................................................................... 22

ii 2.24 Transactions with Certain Persons ....................................................................................... 22 2.25 Affiliates ............................................................................................................................... 22 2.26 Employees and Contractors .................................................................................................. 22 2.27 Labor Relations .................................................................................................................... 23 2.28 Board of Directors/Managers and Equity Holder Approval ................................................ 23 2.29 Brokers ................................................................................................................................. 24 2.30 Government Contract and Regulatory Matters .................................................................... 24 2.31 Bank Accounts ..................................................................................................................... 31 2.32 Suppliers and Customers; Products ...................................................................................... 31 2.33 Subsequent Events ............................................................................................................... 31 2.34 Transaction Payments .......................................................................................................... 33 2.35 Disclosure. ............................................................................................................................ 33 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MAJORITY OWNERS. ................................................................................................................. 33 3.1 Authorization ....................................................................................................................... 33 3.2 Binding Agreement .............................................................................................................. 34 3.3 Title ...................................................................................................................................... 34 3.4 No Breach ............................................................................................................................ 34 3.5 Compliance With Laws; Claims .......................................................................................... 35 3.6 Representation By Counsel .................................................................................................. 35 3.7 Corporation Stockholder ...................................................................................................... 35 3.8 Seller Taxes .......................................................................................................................... 35 3.9 Buyer Common Stock. ......................................................................................................... 35 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. ............................................. 36 4.1 Organization ......................................................................................................................... 36 4.2 Necessary Authority ............................................................................................................. 36 4.3 No Conflicts ......................................................................................................................... 37 4.4 Brokers ................................................................................................................................. 37 4.5 Litigation; Compliance with Law ........................................................................................ 37 4.6 Investment Intent .................................................................................................................. 37 4.7 Insolvency ............................................................................................................................ 37 4.8 SEC Filings. ......................................................................................................................... 37 4.9 Issuance of the Buyer Common Stock ................................................................................. 38 4.10 Representations and Warranties ........................................................................................... 38

iii 5. COVENANTS OF THE COMPANY, THE SELLER, THE MAJORITY OWNERS AND THE BUYER. ......................................................................................................................... 39 5.1 Confidentiality ..................................................................................................................... 39 5.2 Tail Insurance ....................................................................................................................... 39 5.3 Agreement Regarding Intellectual Property ......................................................................... 39 5.4 Name Change ....................................................................................................................... 40 5.5 LLC Conversion ................................................................................................................... 40 5.6 Market Stand-Off ................................................................................................................. 40 5.7 Attorney-Client Privilege; Retention of Counsel ................................................................. 40 5.8 Additional Restrictions on Transfer of Shares; Piggyback Registration Rights. ................. 41 6. CLOSING DELIVERABLES. ....................................................................................................... 43 6.1 Closing Deliverables to be Delivered by the Company and the Seller ................................ 43 6.2 Closing Deliverables to be Delivered by the Buyer ............................................................. 45 6.3 Other Closing Deliverables and Actions .............................................................................. 45 7. INDEMNIFICATION. .................................................................................................................... 45 7.1 Indemnification by the Buyer ............................................................................................... 45 7.2 Indemnification by the Seller and the Majority Owners ...................................................... 45 7.3 Supplemental Indemnification ............................................................................................. 46 7.4 Survival of Representations, Warranties and Covenants; Reliance ..................................... 46 7.5 Certain Limitations on Indemnification Obligations ........................................................... 47 7.6 Defense of Claims ................................................................................................................ 48 7.7 Non-Third Party Claims ....................................................................................................... 49 7.8 Tax Treatment ...................................................................................................................... 49 7.9 No Right of Contribution ..................................................................................................... 49 7.10 Exclusive Remedy ................................................................................................................ 49 7.11 No Waiver ............................................................................................................................ 50 8. POST CLOSING MATTERS. ....................................................................................................... 50 8.1 Cooperation .......................................................................................................................... 50 8.2 Transition ............................................................................................................................. 50 8.3 Tax Matters .......................................................................................................................... 50 8.4 Covenants Regarding Reorganization and Purchase Price Allocation ................................. 53 8.5 Release and Covenant Not to Sue ........................................................................................ 53 9. MISCELLANEOUS. ....................................................................................................................... 54 9.1 Certain Interpretive Matters ................................................................................................. 54 9.2 Expenses ............................................................................................................................... 54

iv 9.3 Amendment; Benefit and Assignability ............................................................................... 55 9.4 Notices ................................................................................................................................. 55 9.5 Waiver .................................................................................................................................. 56 9.6 Entire Agreement ................................................................................................................. 56 9.7 Counterparts; Electronic Signature ...................................................................................... 56 9.8 Severability .......................................................................................................................... 56 9.9 Choice of Law; Venue ......................................................................................................... 56 9.10 Waiver of Jury Trial ............................................................................................................. 57 9.11 Remedies .............................................................................................................................. 57 9.12 No Third Party Beneficiaries ............................................................................................... 57 9.13 Disclosure Schedules ........................................................................................................... 57 9.14 Section References ............................................................................................................... 57 9.15 Defined Terms ...................................................................................................................... 59

EXHIBITS

Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Non-Competition Agreement
Exhibit C	Form of Consulting Agreement
Exhibit D	Form of Option Repurchase Agreement
Exhibit E	Form of Minority Owner Release
Exhibit F	Supplemental Indemnification
Exhibit G	Sample Net Working Capital Calculation

DISCLOSURE SCHEDULES

Schedule 1.2(b)	Post- Closing Transaction Payments	Schedule 2.20(a)	Insurance
		Schedule 2.20(b)	Insurance Claims
Schedule 2.1(a)	Foreign Qualifications, Etc.	Schedule 2.22(a)	Leased Property
Schedule 2.4(a)	Capitalization	Schedule 2.24(a)	Transactions with Certain Persons
Schedule 2.4(b)	Restrictions on Equity	Schedule 2.24(b)	Contracts Continuing After 60 Days
Schedule 2.6	Non-Contravention	Schedule 2.25	Affiliates
Schedule 2.7	Permits	Schedule 2.26(a)	Employees
Schedule 2.9	Title to Assets	Schedule 2.26(b)	Contractors
Schedule 2.10	Personal Property	Schedule 2.27	Labor Relations
Schedule 2.11	Accounts Receivable	Schedule 2.29	Brokers
Schedule 2.12(a)(i)	Intellectual Property	Schedule 2.30(a)(i)	Current Government Contracts
Schedule 2.12(a)(ii)	IP Licenses	Schedule 2.30(a)(ii)	Completed Government Contracts
Schedule 2.12(b)	Required IP Assignments	Schedule 2.30(a)(iii)	Government Bids
Schedule 2.12(g)(i)	Software Sales, Licenses	Schedule 2.30(a)(iv)	Government Vendor Sub-Contracts
Schedule 2.12(g)(ii)	Software Re-Sales/Licenses	Schedule 2.30(a)(v)	Preferred Bidder Status
Schedule 2.12(h)	Employees, Consultants, etc.	Schedule 2.30(b)(ii)	Required Terminations
Schedule 2.13(a)	Contracts	Schedule 2.30(b)(iii)(L)	Cost Overruns
Schedule 2.13(c)	Non-Solicitation Restrictions	Schedule 2.30(c)	Investigations, Audits
Schedule 2.13(d)	Contracts - Terminable	Schedule 2.30(c)(viii)	Government Audits
Schedule 2.14	Litigation	Schedule 2.30(f)(i)	Government Contracts – Backlogs
Schedule 2.15	Financial Statements	Schedule 2.30(f)(ii)	Government Furnished Items
Schedule 2.16	Liabilities	Schedule 2.30(g)	Security Clearances
Schedule 2.17	Tax Matters	Schedule 2.31	Bank Accounts
Schedule 2.19(a)	Employee Benefit Plans	Schedule 2.32	Suppliers and Customers
Schedule 2.19(d)	Benefit Plan Amendments	Schedule 2.33	Subsequent Events
Schedule 2.19(h)	Accelerated Compensation	Schedule 2.34	Transaction Payments
Schedule 2.19(j)	Benefit Plans – Terminability	Schedule 6.1(w)	Living in Balance Contracts
Schedule 2.19(k)	409A Benefit Plans	Schedule 8.4(b)	Allocation Statement

v

{N0110076 } 1 EQUITY PURCHASE AGREEMENT THIS EQUITY PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 3, 2016, by and among DLH Holdings Corp., a New Jersey corporation (the “Buyer”), Danya International LLC, a Maryland limited liability company (the “Company,” formerly, “Danya International Inc.”), DI Holdings, Inc., a Maryland corporation (the “Seller”), and the Owners listed on the signature page of this Agreement as the Majority Owners (collectively, the “Majority Owners”). For purposes of clarity, references to the Company includes Danya International LLC and Danya International Inc., unless otherwise provided. RECITALS: A. Prior to the Closing: (i) the Persons who were the owners of the Company immediately prior to the Reorganization described in this paragraph (collectively, the “Owners”) formed the Seller and filed the appropriate elections to treat the Seller as an S-corporation for U.S. federal and applicable state income Tax purposes, (ii) then the Owners contributed their capital stock in Danya International Inc., a Maryland corporation (the “Corporation”), to the Seller in exchange for all of the equity interests in the Seller, and the Seller became the sole stockholder of the Corporation, (iii) the Seller then filed the appropriate elections to cause the Company to be treated as a “qualified subchapter S subsidiary” for U.S. federal and applicable state income tax purposes, at which point it became disregarded as an entity separate from its owner for federal income Tax purposes, and (iv) the Company then converted from a corporation to a limited liability company pursuant to Maryland corporate law and for federal income Tax purposes remained disregarded as an entity separate from its owner (such conversion, the “LLC Conversion,” and the foregoing actions collectively, the “Reorganization”). B. Immediately following the Reorganization and prior to the Closing, the Seller owns all of the issued and outstanding equity securities of the Company, consisting of the “Membership Interests” defined in the Operating Agreement (the “Interests”). All of the Interests outstanding as of the Closing is referred to as the “Equity.” C. The parties intend that the Reorganization will be treated as a reorganization within the meaning of section 368(a)(1)(F) of the Code (an “F Reorganization”) and that the sale and purchase of the Equity will be treated as the sale and purchase of assets from the Seller for income Tax purposes. D. Prior to but contingent upon the Closing, the Company terminated the Option Plan in accordance with the terms and conditions of the Option Plan and all outstanding Options thereunder in exchange for the Option Repurchase Payment, which were paid (net of applicable withholdings) to the Persons holding Options immediately prior to the termination of the Option Plan (the “Former Option Holders”). E. The Seller desires to sell and convey the Equity to the Buyer, and the Buyer desires to purchase the Equity from the Seller, upon the terms and conditions set forth in this Agreement. F. The Majority Owners will benefit from the transactions evidenced by the Transaction Documents, and have agreed to join in this Agreement to induce the Buyer to enter into this Agreement and the other Transaction Documents to which each is a party. G. The Equity that is to be sold and conveyed to the Buyer pursuant to this Agreement constitutes all of the issued and outstanding equity securities and convertible securities of the Company. AGREEMENT

{N0110076 } 2 NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows: 1. PURCHASE PRICE. 1.1 Purchase and Sale of the Equity, and Purchase Price. (a) On the terms and subject to the conditions of this Agreement, at the Closing the Seller will sell, transfer, assign and convey to the Buyer, and the Buyer will purchase and accept from the Seller, the Equity (which represents all of the outstanding equity securities and convertible securities of the Company). In full payment for the Equity and in consideration of each of the Seller’s and the Majority Owners’ representations, warranties, covenants and agreements in this Agreement and the other Transaction Documents, Buyer will pay or cause to be paid the Purchase Price to or on behalf of the Seller in the manner described in Section 1.2(b) and Section 1.4. (b) The term “Purchase Price” means the Base Purchase Price as paid in accordance with Section 1.2(b), plus or minus the Spread, as paid in accordance with Section 1.4. The term “Base Purchase Price” means $38,750,000, consisting of: (i) $36,250,000 in cash, plus or minus the Estimated Working Capital Excess or the Estimated Working Capital Deficit, as the case may be, determined in accordance with Section 1.2(d); and (ii) $2,500,000 of Buyer Common Stock, the number of shares of which is determined by dividing $2,500,000 by VWAP of the Buyer Common Stock for the last twenty (20) trading days immediately prior to the Closing Date, which shares will be issued to the Seller at the Closing in accordance with Section 1.7. 1.2 Closing and Payments. (a) The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Holland & Knight LLP, 1600 Tysons Boulevard, Suite 700, McLean, Virginia 22102, on the date of this Agreement (the “Closing Date”). By mutual agreement of the parties, the Closing may take place by conference call and electronic (i.e., e-mail/PDF) or facsimile with exchange of original signatures by overnight mail. To the extent permitted by Applicable Law and GAAP, for Tax and accounting purposes, the parties will treat the Closing as being effective as of 11:59 p.m. Washington, D.C. time on the Closing Date. (b) Closing and Post-Closing Payments. (i) At the Closing, the Buyer will do, or cause to be done, the following: (A) pay from the Base Purchase Price the Escrow Amount by wire transfer of immediately available funds to an escrow account (the “Escrow Account”) to be established with the Escrow Agent, and to be held by the Escrow Agent, pursuant to the terms of an escrow agreement in the form attached hereto as Exhibit A (the “Escrow Agreement”); (B) pay from the Base Purchase Price any unpaid Seller Expenses identified in the Flow of Funds Memorandum that have not been paid by the Company or the Seller prior to Closing (which shall represent all unpaid Seller Expenses);

{N0110076 } 3 (C) pay from the Base Purchase Price any unpaid Debt identified in the Flow of Funds Memorandum; (D) pay to the Seller an amount equal to the Base Purchase Price minus the amount of each of: the Escrow Amount, the Seller Expenses paid pursuant to Section 1.2(b)(i)(B),the Debt paid pursuant to Section 1.2(b)(i)(C), and the amount of the Buyer Common Stock Value (the “Closing Payment”). (ii) Following the Closing, the Buyer shall, or shall cause the Company to, pay when due to such Persons the deferred portions of such Transaction Payments, as set forth in Schedule 1.2(b)(ii), in accordance with the terms of the applicable Change in Control Agreements between the Company and such Persons. To the extent any deferred portion of a Transaction Payment is forfeited by any such Person in accordance with the terms of the applicable Change in Control Agreement and is not paid to such Person, the Buyer shall cause such portion to be paid to the Seller promptly (and in any event within five (5) Business Days) following any such forfeiture. The foregoing payments to be made at Closing will be made to such Persons and to such accounts as set forth in the Flow of Funds Memorandum. (c) Flow of Funds. Prior to the Closing Date, the Company and the Seller prepared and delivered to the Buyer a certificate signed by the Company, the Majority Owners, and the Seller certifying the Company’s and the Seller’s good faith estimate (including all calculations in reasonable detail) of: (i) an estimated balance sheet of the Company as of the Closing Date (“Estimated Closing Date Balance Sheet”), which included a calculation of the Net Working Capital (“Estimated Net Working Capital”), which for the avoidance of doubt excluded any receivables written off or determined by the Company to be uncollectible, (ii) the amount of Debt as of the Closing Date together with a payoff letter (including wire transfer instructions) from each holder of any such Debt, which letter specifies the aggregate amount required to be paid in order to repay in full the Debt related to such payoff letter (including any and all accrued but unpaid interest and prepayment penalty obligations and breakage costs due upon repayment) and payment instructions on the projected Closing Date, as well as the per diem amount to be added thereto in the event that the actual Closing Date is a date subsequent to the projected Closing Date (or, in the case of any Debt that cannot be determined prior to the Closing Date, a good faith estimate of such Debt and a form of the payoff letter to be delivered on the Closing Date), (iii) the amount of unpaid Seller Expenses to be paid at the Closing and payment instructions with respect to each party to which such Seller Expenses are to be paid, and (iv) the amount of the Closing Payment to be paid to the Seller in accordance with this Agreement with payment instructions therefor (the “Flow of Funds Memorandum”). (d) Preliminary Adjustment to Closing Payment. If the Estimated Net Working Capital, as set forth in the Estimated Closing Date Balance Sheet, prepared in accordance with Section 1.2(c), is less than the Target Working Capital, then the Closing Payment will be reduced on a dollar-for-dollar basis equal to the amount of such deficiency (the “Estimated Working Capital Deficit”), and if the Estimated Net Working Capital, as set forth in the Estimated Closing Date Balance Sheet, is greater than the Target Working Capital, then the Closing Payment will be increased on a dollar-for-dollar basis equal to the amount of such excess (the “Estimated Working Capital Excess”). The Purchase Price will thereafter be subject to adjustment as provided in this Agreement, including Section 1.3 and Section 1.4. For the sake of clarity, any adjustment to the Purchase Price in connection with this Section 1.2(d) or Section 1.4 will not be used in calculating whether either the Basket Amount has been met or the maximum aggregate indemnification limitations set forth in Section 7.5(b) have been met. 1.3 Determination of Actual Net Working Capital. Within ninety (90) days after the Closing Date, the Buyer will prepare and deliver to the Seller a certificate (the “NWC Certificate”), signed by the

{N0110076 } 4 Buyer, certifying the Buyer’s good faith determination of the actual Net Working Capital, and identifying any adjustments to the Purchase Price as a result of such amounts being greater or less than the amount of Estimated Net Working Capital set forth on the Flow of Funds Memorandum, taking into account the adjustments in Section 1.2(d). If the Seller does not object to the calculation of actual Net Working Capital in the NWC Certificate within thirty (30) days after the Seller’s receipt thereof, or accepts the Buyer’s determination of the Net Working Capital as set forth in the NWC Certificate during such thirty (30) day period, then the Purchase Price will be adjusted as set forth in the NWC Certificate, and payment made in accordance with Section 1.4. If the Seller objects to the calculation of actual Net Working Capital in the NWC Certificate, then the Seller must notify the Buyer in writing of such objection within thirty (30) days after the Seller’s receipt thereof (such notice setting forth in reasonable detail the basis for such objection, an “Objection Notice”). During the period beginning on the date of delivery of the NWC Certificate and ending on the later of the expiration of such thirty (30) day period or the date the Actual Net Working Capital is finally determined pursuant to this Section 1.3, the Buyer will permit the Seller reasonable access (during Buyer’s standard business hours) to such work papers relating to the preparation of the NWC Certificate and the calculation of Net Working Capital, as may be reasonably necessary to permit the Seller to review in detail the manner in which the NWC Certificate was prepared and the appropriate calculation of Net Working Capital, and all information received pursuant to this Section 1.3 will be kept confidential pursuant to Section 5.1 by the party receiving it. The Buyer and the Seller will thereafter negotiate in good faith to resolve any such objections. If the Buyer and the Seller are unable to resolve all of such differences within twenty (20) calendar days of the Buyer’s receipt of the Objection Notice, then upon request of either party the parties will resolve the dispute by way of the Dispute Resolution Procedure. 1.4 Adjustment to Purchase Price. The Net Working Capital amount determined in accordance with Section 1.3 (the “Actual Net Working Capital”) will be used to calculate post-Closing adjustments to the Purchase Price, as follows: (a) if the Actual Net Working Capital exceeds the Estimated Net Working Capital, then the Buyer will pay or cause to be paid to the Seller an amount equal to the Spread; (b) if the Estimated Net Working Capital exceeds the Actual Net Working Capital, then the Seller will pay to the Buyer an amount equal to the Spread; and (c) if: (i) the Buyer is required to pay an amount to the Seller under this Section 1.4, then the Buyer will make such payment within three (3) Business Days after the date on which Actual Net Working Capital is finally determined pursuant to Section 1.3 above, and (ii) the Seller is required to pay an amount to the Buyer under this Section 1.4, then the Seller will pay such required amount within three (3) Business Days after the date on which Actual Net Working Capital is finally determined pursuant to Section 1.3 above. 1.5 Form of Payments. Except as expressly provided herein, all payments under this Agreement will be made by delivery to the recipient by depositing, by check or wire transfer, of the required amount (in immediately available funds in United States currency) to an account of the recipient, which account will be designated by the recipient in writing at least three (3) Business Days prior to the date of the required payment. Prior to the Closing, the Seller shall take commercially reasonable efforts to distribute to the Seller any Cash in the Company’s Bank Accounts. 1.6 Withholding Rights. Each of the Buyer, the Escrow Agent and the Company, as the case may be, shall be entitled to deduct and withhold from any consideration otherwise payable to any Person pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment or to otherwise take such action to satisfy any other Tax withholding and reporting obligations with respect to the transactions contemplated hereby. To the extent that such amounts are so

{N0110076 } 5 withheld or paid over to or deposited with the relevant Governmental Authority by the Buyer, the Escrow Agent or the Company, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the applicable Person in respect to which such deduction and withholding was made. 1.7 Issuance of Stock. With respect to the shares of the Buyer Common Stock to be issued to the Seller as described in Section 1.1(b)(ii), at Closing, the Buyer will direct its transfer agent to issue to Seller, on an expedited basis, a certificate representing such shares, bearing such restrictive legends as may be required by Buyer’s legal counsel and transfer agent, consistent with the terms of this Agreement, including Section 3.9 and Section 5.8. 2. REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY. Each of the Company and the Seller, jointly and severally, represents and warrants to the Buyer that the statements contained in this Section 2 are true and correct as of the Closing Date (notwithstanding any earlier date referenced in any of the Disclosure Schedules), except to the extent that a representation and warranty contained in the text of this Section 2 expressly states that such representation and warranty is current as of an earlier date and then such statements contained in this Section 2 are true and correct as of such earlier date. For purposes of this Section 2, references to the “Company” shall include the “Corporation” where appropriate or where Applicable Law requires, pursuant to the Reorganization. 2.1 Organization. (a) Immediately prior to the Reorganization, the Company was a corporation duly formed, validly existing and in good standing under the Laws of Maryland, and was qualified or registered to do business and in good standing in each jurisdiction in which the nature of its business or operations would require such qualification or registration except where the failure to be so qualified or registered can be cured without material cost or expense. Immediately following the Reorganization, the Company is a limited liability company duly formed, validly existing and in good standing under the Laws of Maryland, and is qualified or registered to do business and in good standing in each jurisdiction in which the nature of its business or operations would require such qualification or registration except where the failure to be so qualified or registered can be cured without material cost or expense. As of immediately prior to the Reorganization, the Company was qualified or registered to do business in each jurisdiction listed on Schedule 2.1(a). The address of the Company’s principal office and all of the Company’s additional places of business are listed on Schedule 2.1(a). Except as set forth on Schedule 2.1(a), during the past five (5) years, the Company has not been known by or used any corporate, fictitious or other name in the conduct of the Company’s business or in connection with the use or operation of the Assets. Schedule 2.1(a) lists all current managers and officers of the Company, showing each such person’s name and positions. (b) The Company has no Liability related to any former Subsidiary or Previously Acquired Entity. The Company does not currently have any Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, and without limiting any other remedies of the Buyer Parties hereunder, in the event that the representation and warranty in this Section 2.1(b) is not true and correct as of the Closing Date, any reference in this Agreement or any other Transaction Document to the Company shall include any such Subsidiary to the extent reasonably applicable. The Company does not own, directly or indirectly through a Subsidiary, or have the power to vote, the shares of any equity securities or other ownership interests of any Person. 2.2 Authorization; Documentation.

{N0110076 } 6 (a) The Company has the requisite power and authority to conduct its business as it is now being conducted, to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company, and the Company’s consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate or other action of the Company. (b) The copies of the Company’s Charter and Governing Documents, which will be delivered to the Buyer at the Closing, are true, complete and correct copies of the Company’s Charter and Governing Documents, as amended through and in effect on the Closing Date. The minute books and records of the proceedings of the Company, copies of which have been delivered to the Buyer and originals of which will be delivered to the Buyer on the Closing Date contain complete records of all material actions taken at any meeting of the Company’s equity holders, Board of Directors/Managers (or equivalent) or any committee thereof and all written consents in lieu of such meetings, and are true, correct and complete in all material respects. There have been no changes, alterations or additions to such minute books and records of the proceedings of the Company on or prior to the Closing Date that have not been delivered to the Buyer. 2.3 Ownership. The Seller owns, beneficially and of record, all of the equity securities of the Company, free and clear of any and all Liens. Upon delivery of the Equity to the Buyer on the Closing Date in accordance with this Agreement and upon the Buyer’s delivery of the payments applicable to the Seller at the Closing pursuant to Section 1.2(b), the entire legal and beneficial interest in the Equity and good, valid and marketable title to the Equity will pass to the Buyer, free and clear of all Liens other than restrictions of general applicability imposed by federal or state securities laws and any Liens imposed on the Equity by the Buyer or the Company’s Charter and Governing Documents. 2.4 Capitalization. (a) The authorized equity securities of the Company consist of the Interests issued under and in accordance with the Operating Agreement. Schedule 2.4(a) sets forth, as of the Closing Date, as applicable, all of the issued and outstanding Equity and the beneficial and record owners of such Equity and a stock ledger showing all equity securities issued by the Corporation prior to the Reorganization since its inception, including the stock ledger of the Company as of immediately prior to the Reorganization, which is complete and reflects all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company as of immediately prior to the Reorganization. The Equity to be delivered by the Seller to the Buyer pursuant to this Agreement constitutes all outstanding equity securities and convertible securities of the Company. All of the equity securities of the Company, as of the date hereof, as of immediately prior to the Reorganization, and as of the Closing Date: (A) have been duly and validly issued; (B) are fully paid and nonassessable; and (C) were not issued or transferred in violation of any preemptive rights or rights of first refusal or first offer. All of the equity securities of the Company as of the date hereof, as of immediately prior to the Reorganization, and as of the Closing Date have been granted, offered, sold, issued, redeemed and transferred, as applicable, in compliance in all material respects with all applicable securities Laws. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company, nor are there any voting trusts, proxies, equity holder agreements or any other agreements or understandings with respect to the voting of the Equity. (b) Except as set forth on Schedule 2.4(b), there are no outstanding preemptive rights or rights of first refusal or first offer, nor are there any Contracts or restrictions to which the Company or the Seller is a party or by which the Company or the Seller is bound relating to any of the Equity or any other equity securities of the Company, whether or not outstanding; to the extent permitted by Applicable Law, the Seller and the Company have waived (or hereby waive) any and all such rights. Set forth on Schedule

{N0110076 } 7 2.4(b) is a full, complete and accurate ledger of all Options that have ever been issued, which lists, with respect to each Option, the name of the Option holder, date of issuance, vesting schedule, type of security that may be acquired thereunder, aggregate exercise price, termination date and reason such Option is no longer outstanding. True, complete and correct copies of each form agreement pursuant to which any Option has been issued, as amended to date, have been made available to Buyer. Each Option was issued with an exercise price equal to the fair market value of the securities into which such Option was exchangeable, as determined in good faith by the Company’s Board of Directors/Managers (or equivalent) at the time of each such issuance and have been issued and administered in compliance with their terms and Applicable Law. As of the Closing Date, no Options are outstanding and the Company has no Liability related to any issued Options. 2.5 Binding Agreement. This Agreement has been duly executed by the Company and delivered to the other parties hereto, and (assuming this Agreement constitutes a valid, legal and binding obligation of each other party hereto) constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon execution and delivery at the Closing by the Company, each other Transaction Document to which the Company is a party, will be duly and validly executed by the Company and delivered to the Buyer on the Closing Date, and will constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. 2.6 No Breach. Except as set forth on Schedule 2.6, the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby by the Company and the performance by the Company hereunder and thereunder do not and will not: (A) violate or conflict with the Company’s or the Seller’s Charter and Governing Documents, any resolution adopted by the equity holders of the Company or the Board of Directors/Managers of the Company, or any Law or Order to which any of the Company, the Seller, the Majority Owners, any of the Assets or the Equity is subject, (B) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of the Company, the Majority Owners or the Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any of the provisions of any Material Contract, (C) result in the imposition of a Lien on any of the Equity or the Assets or (D) require any filing with, or Permit, or the giving of any notice to, any Governmental Authority or other Person; provided, however, that the Company and the Seller make no representations or warranties under the foregoing clauses (B), (C) or (D) with respect to the LLC Conversion or the effects thereof. 2.7 Permits. The Company owns or possesses all right, title and interest in all Permits required to own its assets and conduct its business as now being conducted and as presently proposed to be conducted. All material Permits of the Company are listed on Schedule 2.7 and are valid and in full force and effect and the Company is in compliance, in all material respects, with the terms and conditions of such material Permits. No loss, revocation, cancellation, suspension, termination or expiration of any material Permit is pending or, to the Company’s Knowledge, threatened other than expiration or termination in accordance with the terms thereof, which terms do not expire as a result of the consummation of the transactions contemplated hereby (other than as a result of the LLC Conversion, as to which the Seller and the Majority Owners make no representations or warranties). The Company has not received any notice

{N0110076 } 8 (written or otherwise) or any other communication from any Governmental Authority of any actual or alleged violation or non-compliance regarding any such Permit. 2.8 Compliance With Laws. The Company has complied, in all material respects, with all Laws of any Governmental Authority applicable to the Company, its business, the Equity or the Assets. The Company has not received any written or, to the Company’s Knowledge, oral notice of any actual or alleged violation or non-compliance with applicable Laws. 2.9 Title. Except as set forth on Schedule 2.9, the Company has good and marketable title to all of the Assets, free and clear of all Liens other than Permitted Liens. The Assets constitute all of the assets, rights and properties that are used in the operation of the Company’s business or that are used or held by the Company for use in the operation of the Company’s business, and taken together, are adequate and sufficient for the operation of the Company’s business as currently conducted and as presently proposed to be conducted. Except as set forth on Schedule 2.9, immediately following the Closing, all of the Assets will be owned, leased or available for use by the Company on terms and conditions substantially identical to those under which, immediately prior to the Closing, the Company owns, leases, uses or holds available for use such Assets. 2.10 Condition of Personal Property. All items of Personal Property with an individual value greater than $5,000 are set forth on Schedule 2.10. Except as set forth in Schedule 2.10, all items of Personal Property set forth on Schedule 2.10 are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items) and are suitable for their intended use in the Company’s business. The operation of the Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use any material personal property of Persons other than the Company, except for such Personal Property that is owned by, leased, licensed or otherwise contracted to the Company. 2.11 Accounts Receivable. (a) All accounts receivable of the Company shown on all balance sheets included in the Financial Statements arose from sales actually made or services actually performed in the Ordinary Course of Business and are valid receivables net of reserves shown thereon. All billed and unbilled accounts receivable of the Company as of April 29, 2016, are set forth on Schedule 2.11. (b) All accounts receivable of the Company set forth on Schedule 2.11 (whether billed or unbilled): (i) are not subject to any valid setoffs or counterclaims and (ii) have been collected or, to the Company’s knowledge (i.e. assuming reasonable collection efforts (consistent with the Company’s collection efforts prior to the Closing)) are fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Company (net of reserves), by the Company following the Closing. (c) At the Closing, all accounts receivable of the Company listed on the Estimated Closing Date Balance Sheet will be valid receivables arising in the Ordinary Course of Business not subject to any valid setoffs or counterclaims, and are fully collectible (subject to any reserves reflected on the Estimated Closing Date Balance Sheet) in accordance with their terms, assuming reasonable collection efforts (consistent with the Company’s collection efforts prior to the Closing) by the Company following the Closing. 2.12 Intellectual Property. (a) Disclosure.

{N0110076 } 9 (i) Schedule 2.12(a)(i) sets forth all United States and foreign Patents and Patent applications, Trademark registrations and applications, Internet domain name registrations and applications, and Copyright registrations and applications owned by, assigned to or filed in the name of the Company, specifying as to each item, as applicable: (A) the nature of the item, including the title; (B) the owner of the item; (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed; and (D) the issuance, registration or application numbers and dates. (ii) Schedule 2.12(a)(ii) sets forth all licenses, sublicenses and other agreements or permissions (“IP Licenses”) (other than shrink wrap licenses or other similar licenses for commercial off- the-shelf software with an annual license fee of $10,000 or less which are not required to be listed, although such licenses are “IP Licenses” as that term is used herein) under which the Company is a licensee, sublicensee or otherwise is authorized to use or practice any Intellectual Property owned by any other Person, and for each such IP License, describes: (A) the applicable Intellectual Property licensed, sublicensed or used, (B) the scope of such licenses, sublicenses and other agreements or permissions granted (C) the term of such IP License, and (D) any continuing royalty or continuing license fees required to be paid by the Company. Other than as set forth on Schedule 2.12(a)(ii), the Company is not obligated to pay any royalties or continuing license fees with respect to any Intellectual Property Used by the Company. (b) Ownership. The Company owns, free and clear of all Liens (other than Permitted Liens), all material Intellectual Property currently Used in the Company’s business, and owned all Intellectual Property previously Used in the Company’s business, in each case other than the Intellectual Property subject to the IP Licenses listed in Schedule 2.12(a)(ii) or not required to be listed by the terms of Section 2.12(a)(ii). To the Company’s Knowledge, there are no facts or circumstances that would render any Intellectual Property owned or purported to be owned by the Company invalid or unenforceable in any respect. No Person other than the Company has any ownership or rights in any Intellectual Property that is owned or purported to be owned by the Company and that is Used in the Company’s business. Except as set forth in Schedule 2.12(b), none of the Company’s Contracts require the Company to assign ownership of Intellectual Property developed by the Company to any other Person. (c) Licenses. The Company has valid and enforceable licenses to use all Intellectual Property that is the subject of the IP Licenses. The Company has performed all material obligations imposed on it in the IP Licenses, has made all payments required to date, and is not, nor to the Company’s Knowledge is another party thereto, in material breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a material default thereunder. With regard to the IP Licenses material to the Company’s business or necessary to fulfill the Company’s Contract obligations, the Company is not in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The Company’s Use of the Intellectual Property that is the subject of the IP Licenses does not exceed in any manner the rights granted to the Company under such IP Licenses. (d) Registrations. All registrations for Copyrights, Patents and Trademarks that are owned by or exclusively licensed to the Company are valid and in force, and all applications to register any Copyrights, Patents and Trademarks (if any) are pending and in good standing, and the Company has not received notice of any and has no Knowledge of any challenge, interference or opposition of any kind. (e) Claims. (i) No Claim is pending or, to the Company’s Knowledge, threatened against the Company, and, to the Company’s Knowledge, there is no basis for any Claim that challenges the validity, enforceability, ownership, or right to Use, sell, license or sublicense any Intellectual Property owned or

{N0110076 } 10 purported to be owned by the Company or licensed pursuant to any IP License, and no such item of Intellectual Property is subject to any outstanding Order, stipulation, charge or agreement restricting in any manner the Use, the licensing or the sublicensing thereof by the Company. (ii) Neither the Company nor the Seller nor any of the Majority Owners has received any notice that it has infringed upon or otherwise violated the intellectual property rights of third parties or received any Claim alleging any such infringement or violation, and to the Company’s Knowledge, there is no basis for any such Claim. (iii) To the Company’s Knowledge, no third party is infringing upon or otherwise violating any Intellectual Property owned by the Company. (f) No Infringement. The (i) conduct of the Company’s business by the Company as currently conducted and as conducted in the past does not and did not infringe or violate any Intellectual Property rights of any Person, and the (ii) Use of Intellectual Property in the current and past conduct of the Company’s business does not and has not infringe or violate any Intellectual Property rights of any Person. None of the Intellectual Property, products or services owned, developed, provided, sold or licensed by the Company infringe upon or otherwise violate any Intellectual Property Rights of any third party. The Company had all rights necessary to grant to any Governmental Authority or other customer of the Company, either expressly, or by any act or omission of the Company, the rights to any Intellectual Property required to be delivered, licensed or otherwise provided by the Company under the applicable Contract. (g) Software. The Company does not sell or license as the licensor any proprietary software application in which the Intellectual Property rights are owned by the Company, in each case that is material to the Company and its business, except as identified on Schedule 2.12(g)(i). Schedule 2.12(g)(ii) lists all proprietary software applications in which the Intellectual Property rights are not owned by the Company, but which the Company resells, sublicenses, grants rights to, or otherwise delivers to third parties, in each case that is material to the Company and its business. The software Used by the Company in connection with the business is substantially free of any material bugs, errors or other defects, and to the Seller’s Knowledge, does not contain any unauthorized disabling codes or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or unauthorized disruption, impairment, disablement, or unauthorized destruction of, Software, data or other materials (“Contaminants”). The Company has taken commercially reasonable steps and implemented commercially reasonable safeguards to ensure that the Company’s Systems are substantially free from Contaminants. (h) Employees, Consultants and Other Persons. Each present or past employee, officer, director, agent, consultant or any other Person who developed on behalf of the Company any part of any Intellectual Property owned or purported to be owned by the Company, is a party to a valid and enforceable (except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles) written agreement that conveys to the Company any and all right, title and interest in and to all Intellectual Property developed by such Person in connection with such Person’s employment with or engagement on behalf of the Company. Attached to Schedule 2.12(h) are copies of the current versions of the Company’s standard forms of written Contracts referenced above. The Company has no obligation to pay royalties or other fees with respect to any Intellectual Property developed by any employee, officer or director of the Company, the Seller or any immediate family member or Affiliate of any of the foregoing (whether directly or indirectly through an Affiliate of such Person). (i) Employee Breaches. To the Company’s Knowledge, no employee of the Company has transferred, disclosed any Intellectual Property or confidential or proprietary information to the Company or to any third party or used any Intellectual Property in violation of any Law or any term of any

{N0110076 } 11 employment agreement, Patent or invention disclosure agreement or other Contract relating to the relationship of such employee with the Company or any prior employer. (j) Related Parties; Government Funding, etc. The Company does not use or license any Intellectual Property owned by any director, officer, employee or consultant of the Company. No material Intellectual Property owned by the Company was developed using (in whole or in part) government or university funding or facilities and the Company has not granted to any Governmental Authority, either expressly, or by any act or omission of the Company, unlimited, unrestricted or government purpose rights, or any similar rights to any material Intellectual Property owned by the Company. (k) Security. The Company maintains policies and procedures regarding data security and privacy that are commercially reasonable and, in any event, in compliance with all of its obligations under its Contracts and under all Applicable Laws. There has been no security breach relating to, violation of any security policy regarding, or unauthorized access or unauthorized use of, any data used in the Company’s business, Confidential Information or Company-licensed Software residing on the Company’s Systems. The use and dissemination of any and all data and information concerning individuals by the Company is in compliance in all material respects with (i) all customer, licensor and supplier Contracts and (ii) all Applicable Laws and (iii) all applicable privacy policies and terms of use. The transactions contemplated hereby will not violate any Company privacy policy or result in the loss by the Company of any ownership rights in or license rights to any Intellectual Property. (l) Trade Secrets. (i) The Company has taken commercially reasonable actions to protect any Trade Secrets owned or purported to be owned by the Company, and any Trade Secrets held by the Company on behalf of any other Person from unauthorized use or disclosure, and to maintain such Trade Secrets in confidence so as to preserve their status as Trade Secrets; and (ii) to the Company’s Knowledge, there has not been an unauthorized use or disclosure of any Trade Secrets owned by the Company. (m) IT Systems. The computer, information technology and data processing systems, facilities and services used by the Company which it owns or controls, including all software, hardware, networks, communications facilities, platforms and related systems used by the Company which it owns or controls (collectively, the “Systems”) sufficiently perform the computing, information technology and data processing operations necessary for the operation of the business of the Company as currently conducted. During the twelve (12) month period ending on the date hereof, there has been no failure, breakdown or continued substandard performance of any Systems lasting more than 12 hours that has caused a material disruption or interruption in or to any use of the Systems about which Company has been notified or has Knowledge, or the operation of the business of the Company. The Company makes back-up copies of data and information critical to the conduct of its business that is contained on Company servers at least once every seven (7) days and conducts periodic tests of the effectiveness of such back-up Systems owned or controlled by the Company. 2.13 Contracts. (a) Schedule 2.13(a) contains a complete, current and correct list of all of the following types of Contracts presently in effect or pursuant to which the Company has any outstanding right or Liability as of the date of this Agreement, to which the Company is a party, by which any of its Assets are bound, or under which the Company otherwise has material obligations (provided, that for the purposes of this Section 2.13(a), the term Contracts will not include Leases and Government Contracts, so long as such Leases and Government Contracts are disclosed on Schedule 2.22(a) or Schedule 2.30(a)(i), respectively, if required to be disclosed thereon), with each such responsive Contract identified by each corresponding category (i) - (xii) below:

{N0110076 } 12 (i) any Contract with any Person listed on Schedule 2.32; (ii) any Contract or group of related Contracts which (A) involve expenditures or receipts by the Company that require payments or yield receipts of more than $15,000 in any twelve (12) month period or more than $30,000 in the aggregate and (B) are not terminable by the Company on thirty (30) days’ (or less) prior notice without Liability; (iii) any Contract with any of its officers, directors/managers, employees, consultants, independent contractors or Affiliates (other than offer letters with employees and any other Contracts relating to employee compensation in the Ordinary Course of Business), and not otherwise listed on Schedule 2.24(a), Schedule 2.26(a) or Schedule 2.26(b), including all non-competition, severance, and indemnification agreements; (iv) any collective bargaining agreement, including any amendments and side letter agreements thereto, and any other contract or agreement with a labor union or representative of a group of employees; (v) any Contract for the license of any Intellectual Property involving the payment to the Company in excess of $15,000 per year; (vi) any power of attorney; (vii) any Contract entered into outside the Ordinary Course of Business, involving payment to or obligations of in excess of $10,000, not otherwise described in this Section 2.13(a); (viii) any partnership, joint venture, profit-sharing or similar Contract entered into with any Person; (ix) all Contracts related to the acquisition of each Previously Acquired Entity, or any Contract relating to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, its business or material assets outside of the Ordinary Course of Business; (x) any loan agreement, agreement of indebtedness, credit, note, security agreement, guarantee, mortgage, indenture or other document relating to the Debt, borrowing of money or extension of credit by or to the Company; (xi) any material settlement agreement entered into within three (3) years prior to the Closing Date or under which the Company has outstanding obligations; and (xii) any Contract granting, licensing, sublicensing or otherwise transferring any Intellectual Property of the Company other than non-exclusive licenses of the Company’s Intellectual Property included in the Company’s form customer agreements entered into in the Ordinary Course of Business. (b) All of the Company’s oral Contracts that are responsive to the categories listed above are identified in the Disclosure Schedules. All of the revenue received by the Company over the past five (5) years was received pursuant to written Contracts. True and correct copies of all written Contracts and summaries of the material terms of all oral Contracts listed in Schedule 2.13(a) have been made available to the Buyer.

{N0110076 } 13 (c) The Company is not a party to or bound by any Contract containing any covenant: (i) limiting in any respect the right of the Company to engage in any line of business, to make use of any Intellectual Property of the Company or product sold by the Company or compete with any Person in any line of business or in any geographic region, (ii) except as set forth in Schedule 2.13(c), imposing non- solicitation restrictions on the Company, (iii) granting to the other party any exclusivity or similar provisions or rights, including any covenant by the Company including organizational conflict of interest prohibition, restriction, representation, warranty or notice provision or any other restriction on future contracting, (iv) providing “most favored customers” or other preferential pricing terms for the Company’s services, or (v) otherwise limiting or restricting the right of the Company to sell, distribute or manufacture any Company products or Company Intellectual Property or to purchase or otherwise obtain any software, components, parts or subassemblies. (d) The Company has all the Contracts it needs to carry on the Company’s business as now being conducted. All of the Material Contracts to which the Company is a party are in full force and effect, and are valid, binding, and enforceable in accordance with their terms, except to the extent that the enforceability thereof may be affected by bankruptcy, insolvency, or similar Laws affecting creditors’ rights generally or by court-applied equitable principles. There exists no breach, default or violation on the part of the Company or, to the Company’s Knowledge, on the part of any other party to any such Material Contract nor has Company received notice of any breach, default or violation. Except as expressly set forth on Schedule 2.13(d): (i) the Company has not received notice of an intention by any party to any such Material Contract that provides for a continuing obligation by any party thereto on the Closing Date to terminate such Material Contract or amend the terms thereof, other than modifications in the Ordinary Course of Business that do not adversely affect the Company and (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity, enforceability and continuation of the Material Contracts on the same terms applicable to such Material Contracts as of the Closing; provided, however, that the Company and the Seller make no representations or warranties under this paragraph (d) with respect to the LLC Conversion or the effects thereof. The Company has not waived any material rights under any Material Contract. To the Company’s Knowledge, no event has occurred which either entitles, or would, with notice or lapse of time or both, entitle any party to any such Material Contract (other than Company) to declare breach, default or violation under any such Material Contract or to accelerate, or which does accelerate, the maturity of any indebtedness of the Company under any such Material Contract. The Company has not received written notice or, to the Company’s Knowledge, other notice that any Contract with a customer will not remain in effect after the Closing in accordance with its terms. 2.14 Litigation. Except as set forth on Schedule 2.14, there is no: (a) pending or, to the Company’s Knowledge, threatened, Claim of any nature nor is there any reasonable basis for any Claim to be made, or (b) Order pending now or rendered by a Governmental Authority in the past five (5) years, in either case (a) or (b) by or against the Company, its directors/managers, officers or equity holders (provided, that any litigation involving the directors/managers, officers or equity holders of the Company must be related to the Company’s business, the Equity or the Assets), the Company’s business, the Equity or the Assets. The items listed on Schedule 2.14 do not and will not constitute, either individually or in the aggregate, a Material Adverse Effect. During the past five (5) years, none of the Company’s officers, senior management or directors/managers have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud. 2.15 Financial Statements; Controls. (a) Attached to Schedule 2.15 are correct and complete copies of: (i) the audited consolidated balance sheet, income statement and statement of cash flows of the Corporation and its Subsidiaries as of and for the fiscal years ended December 31, 2013, 2014 and 2015 (including any related notes and schedules), and (ii) the internally-prepared balance sheet, income statement and statement of cash flows of

{N0110076 } 14 the Corporation as of February 29, 2016 (the “Statement Date”) and for the two (2) month period ended on the Statement Date (such financial statements described in clause (i) and (ii), and together with the Estimated Closing Date Balance Sheet, collectively, the “Financial Statements”). (b) The Financial Statements were prepared in accordance with the books and records of the Company, are true, correct and complete in all material respects, and present fairly and accurately in all material respects the financial condition and the results of operations of the Company as of the respective dates thereof. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout and among the periods indicated (provided, that the interim statements are subject to customary year-end adjustments and do not contain footnotes required by GAAP). (c) The Company maintains a system of accounting established and administered in accordance with GAAP. The Company maintains accurate books and records reflecting its assets and liabilities and maintains proper and adequate internal accounting controls that provide assurance that: (i) the Company maintains no off-the-book accounts and that the Company’s assets are accessible and used only in accordance with the Company’s management directives, (ii) transactions are executed with management’s authorization; (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; (iv) access to the assets of the Company is permitted only in accordance with management’s authorization; (v) the reporting of assets of the Company is compared with existing assets at regular intervals; and (vi) accounts, notes and other receivables are periodically verified for actual amounts and recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. 2.16 Liabilities. The Company has no, and to the Company’s Knowledge, no set of circumstances exists that is reasonably likely to give rise to any, Claims, liabilities, indebtedness or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, matured or unmatured and whether due or to become due), including Tax liabilities due (each, a “Liability” and collectively, the “Liabilities”), in each case of a type required to be reflected on a balance sheet prepared in accordance with GAAP, other than: (a) Liabilities that are accrued and reflected on the balance sheet of the Company as of the Statement Date, (b) Liabilities that are listed on Schedule 2.16, (c) Liabilities that have arisen in the Ordinary Course of Business since the Statement Date and which, individually or in the aggregate, could not reasonably be expected to have, cause or result in a Material Adverse Effect or (d) obligations to be performed after the Closing under any Contracts which are required to be or are disclosed on Schedule 2.13(a), Schedule 2.22(a) or Schedule 2.30(a)(i). The Company is not a guarantor nor is it otherwise liable for any obligation (including indebtedness) of any other Person. Any loans or advances listed on Schedule 2.16, will be repaid or waived on or prior to the Closing Date. 2.17 Tax Matters. Except as set forth in Schedule 2.17 (and identifying in such schedule the corresponding subsection set forth below to which such disclosure pertains): (a) All Tax Returns required to have been filed by the Company have been properly prepared and timely filed. All such Tax Returns are true, correct and complete in all material respects. The Company has fully and timely paid or withheld (or caused to be fully and timely paid) all Taxes due and payable by it, whether or not shown on any Tax Return for all taxable periods through the Closing Date. No Claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, or is or may be required to file Tax Returns in that jurisdiction.

{N0110076 } 15 (b) The Company has delivered to the Buyer true, correct and complete copies of all Tax Returns filed by the Company in the past four (4) years, and all examination reports and statements of deficiencies issued by any Taxing Authority with respect to any of the Company’s past four (4) years. (c) The Company has made all required estimated Tax payments sufficient to avoid any underpayment penalties with respect to Taxes required to be paid by it. (d) The Seller is not a “foreign person” within the meaning of Section 1445 of the Code. (e) The Company and each Affiliate of the Company is not now and has not at any time been a member of any Affiliated Group required to join in the filing of consolidated federal income Tax Returns, and has not joined in the filing of other Tax Returns on a consolidated, combined or unitary group basis. (f) The Company is not a party to any agreement relating to the sharing, allocation or indemnification of Taxes, or any similar Contract (collectively, “Tax Sharing Agreements”), and does not have, as a transferee or successor, by contract or otherwise, any liability for the Taxes of any Person. (g) There are no outstanding agreements, waivers or arrangements extending the statutory period of limitations applicable to any Claim for, or the period for the collection or assessment of, Taxes due from or payable by the Company or any of the Owners with respect to the Company for any taxable period and no written or other request for any such waiver or extension is currently pending. (h) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or on behalf of the Company, and no Tax letter ruling has been received by the Company, which would have binding effect on the Company for any taxable year ending after the Closing Date. (i) No Tax audit or other Tax proceeding by any Governmental Authority is pending or threatened in writing with respect to the Company, (ii) the Company has not received any written notification that such an audit or proceeding may be commenced, (iii) to the Company’s Knowledge, there is no threatened proceeding referred to in (i) or (ii) above based upon personal contact with any agent of a Taxing Authority with any employee or representative of the Company, and (iv) all deficiencies for Taxes asserted or assessed against the Company have been fully and timely paid, or otherwise settled with the relevant Taxing Authority, or are properly reflected in the Financial Statements. (j) Except for changes that may be required as a result of the transactions contemplated hereunder, the Company has not made a change in method of accounting and has not agreed to and is not required to make a change in method of accounting in its Tax Returns that would require the Company to make any adjustment to its computation of income pursuant to Section 481(a) of the Code (or any predecessor provision following the Closing), there is no application pending with any Taxing Authority requesting permission for any such change in any accounting method of the Company and no Governmental Authority has proposed in writing any such adjustment or change in accounting method and, to the Company’s Knowledge, there has been no oral proposal based upon personal contact of any agent of a Governmental Authority with any employee or representative of the Company. (k) The Company has withheld from its employees, independent contractors, creditors, equity holders and third parties and timely paid to the appropriate Taxing Authority proper and accurate amounts in all respects required to have been withheld or paid over for all periods ending on or before the Closing Date in compliance with all Tax withholding and remitting provisions of Applicable Laws and has complied in all respects with all Tax information reporting provisions of all Applicable Laws. The Company has

{N0110076 } 16 timely and properly withheld all required sales, use and value added Taxes and has timely remitted all such Taxes to the proper Governmental Authority in accordance with applicable Law. (l) The Company has not filed a consent under Section 341(f) of the Code. (m) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. (n) There are no Liens for Taxes upon the Assets, except for statutory Liens for current Taxes not yet due. To the Company’s Knowledge, there exists no pending Claim relating to Taxes that, if adversely determined, would result in any Lien on any of the Assets. (o) The Company has not entered into a transaction that is currently being accounted for under the installment method of Section 453 of the Code or similar provision of state, local or foreign Law. (p) No property owned by the Company: (i) is property required to be treated as being owned by another Person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes “tax-exempt use property” within the meaning of Section 168(h)(1) of the Code or (iii) is “tax-exempt bond financed property” within the meaning of Section 168(g)(5) of the Code. (q) The Company does not owe any “corporate acquisition indebtedness” within the meaning of Section 279 of the Code. (r) Any adjustment of Taxes or taxable income of the Company made by a Taxing Authority, which is required to be reported to another Taxing Authority, has been so reported. (s) The unpaid Taxes of the Company did not, as of the Statement Date, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Statement Date balance sheet, and do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns. Since the Statement Date, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business. (t) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period as a result of an open transaction disposition made on or prior to the Closing Date or prepaid amount received on or prior to the Closing Date. (u) The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Sections 355 or 361 of the Code. (v) Until the Company became a “disregarded entity” for income Tax purposes pursuant to the Reorganization, the Company had at all times since its inception been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code and within the meaning of comparable provisions of state law. Since its inception, the Seller has at all times been an S corporation as defined in Sections 1361 and 1362 of the Code and in comparable provisions of state law. Since the Reorganization, neither the Company nor the Seller or any of the Owners has taken any action that could cause the Seller to lose its status as an S corporation as defined in Sections 1361 and 1362 of the Code and in comparable provisions

{N0110076 } 17 of state law, or the Company to lose its status as a “disregarded entity” for income tax purposes. The Company has never (i) acquired assets from another corporation in a transaction in which the Company’s Tax basis for the acquired assets was determined, in whole or in part, by reference to the Tax basis of the acquired assets (or any other property) in the hands of the transferor or (ii) acquired the stock of any corporation. Neither the Company nor the Seller is subject to any built-in-gains tax under Code Section 1374 (or any corresponding provision of state or local Law). (w) Neither the Company nor any Affiliate of the Company has: (i) consummated or participated in, and is not currently participating in, any transaction which was or is a “Tax shelter” transaction as defined in Sections 6662, 6011, 6111 or 6112 of the Code, applicable United States Treasury Regulations or other published guidance from the IRS or (ii) engaged in any transaction that could give rise to (1) a registration obligation with respect to any Person under Section 6111 of the Code or the regulations thereunder, (2) a list maintenance obligation with respect to any Person under Section 6112 of the Code or the regulations thereunder, or (3) a disclosure obligation as a “reportable transaction” under Section 6011 of the Code and the regulations thereunder. (x) No election under Regulation §301.7701-3 has ever been filed with respect to the Company or any Affiliate of the Company. (y) Neither the Company nor any Affiliate of the Company is a party to: (i) any deferred compensation arrangement subject to Section 409A of the Code that does not comply with the requirements of Sections 409A(b)(2), (3), and (4) of the Code or (ii) any Contract that could obligate it to indemnify any Person against any Taxes resulting from the application of Section 409A of the Code. 2.18 Insolvency Proceedings. None of the Company, the Majority Owners, the Seller, any of the Equity or the Assets is the subject of any pending, rendered or, to the Company’s Knowledge, threatened insolvency proceedings of any character. None of the Company, the Majority Owners nor the Seller has made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. None of the Company, the Majority Owners nor the Seller is insolvent and none will become insolvent as a result of entering into this Agreement or performing its obligations hereunder or under any other Transaction Document. 2.19 Employee Benefit Plans; ERISA. (a) Set forth on Schedule 2.19(a) is a true and complete list of each deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, change in control, retention, transaction bonus or pay, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, dental, life insurance or death benefits, short-term or long-term disability, sick pay or other wage replacement, accidental death and dismemberment or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit or fringe benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, that is sponsored, maintained or contributed to or required to be contributed to by the Company for the benefit of any current or former employee, independent contractor/consultant or director/manager of the Company, or with respect to which the Company has any liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether written or oral, legally binding or not (collectively, the “Benefit Plans”). The Company does not sponsor, maintain, contribute to (or is obligated to contribute to) any Company Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States.

{N0110076 } 18 (b) With respect to each Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Financial Statements and all monies withheld for employee paychecks with respect to Benefit Plans have been transferred to the appropriate Benefit Plan within the time required under Applicable Law. The Company is not and has not in the past been a member of a “controlled group” or otherwise treated together with any other Person as a single employer for purposes of Section 414(b), (c), (m) or (o) of the Code or section 4001(b) of ERISA, nor does Company have any liability with respect to any collectively-bargained for plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by the Company to any Person with regard to any Benefit Plan that was not in accordance with the Benefit Plan and that could reasonably be expected to have, cause or result in a Material Adverse Effect. (c) Each Benefit Plan is and has been maintained, operated and administered at all times in compliance with its terms and all Applicable Laws, including ERISA and the Code in all material respects. All reports, forms and other documentation required to be filed with any Governmental Authority or furnished to employees with respect to a Benefit Plan have been timely filed or delivered and are accurate in all material respects. The Company and any ERISA Affiliate that maintains a “group health plan” within the meaning of Section 5000(b)(1) of the Code have complied in all material respects with the Patient Protection and Affordable Care Act and Section 4980B of the Code, COBRA, Part 6 of Subtitle I of ERISA and the regulations thereunder and the Company has no liability nor has any event occurred that would reasonably be expected to subject the Company to any liability, in either case directly or through an ERISA Affiliate, under the Patient Protection and Affordable Care Act or COBRA. Benefits under each Benefit Plan that is an “employee welfare benefit plan” (within the meaning of Section 3(1) of ERISA), with the exception of any flexible spending arrangements subject to Sections 125 and 105 of the Code, are provided exclusively through insurance contracts or policies issued by an insurance company, health maintenance organization, or similar organization unrelated to the Company, or any ERISA Affiliate, the premiums for which are paid directly by the Company or any ERISA Affiliate thereof, from its general assets or partly from its general assets and partly from contributions by its employees. No insurance policy or contract relating to any such Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. No event has occurred, nor do any circumstances exist, that could reasonably be expected to give rise to any material liability or civil penalty under any Laws with respect to any Benefit Plan. Each Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code: (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable opinion letter) during the period from its adoption to the Closing Date and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Company has requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by Applicable Law. No fact exists which would reasonably be expected to adversely affect the qualified status of such Benefit Plans or the exempt status of such trusts. No Benefit Plan holds as an asset any interest in an annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that to the Company’s Knowledge is the subject of bankruptcy, conservatorship, or rehabilitation proceedings. (d) With respect to each Benefit Plan which covers any current or former officer, director/manager, independent contractor/consultant or employee (or beneficiary thereof) of the Company, the Company has delivered to the Buyer accurate and complete copies, if applicable, of: (i) all Benefit Plan texts and agreements and related trust agreements, insurance or annuity contracts, or other funding arrangements (including any amendments, modifications or supplements thereto); (ii) all employee communications (including all summary plan descriptions and material modifications thereto); (iii) the three (3) most recent Forms 5500, if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) most recent determination letter or National Office Opinion Letter received from the

{N0110076 } 19 IRS; (vii) the most recent actuarial valuation; and (viii) all insurance contracts, group policies or other funding agreements which implement a Benefit Plan and (ix) all communications with any Governmental Authority, a list of which (i) - (ix) is set forth in Schedule 2.19(d). The Company has not undertaken to make any amendment to a Benefit Plan or to adopt a new plan, except as set forth in Schedule 2.19(d). (e) With respect to each Benefit Plan: (i) the Company has no liability with respect to any transaction in violation of Section 404 or 406 of ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Claim is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration) relating to any Benefit Plan, the assets of any trust or other funding arrangement under any Benefit Plan or any fiduciary with respect to a Benefit Plan and there are no audits, inquiries, administrative proceedings or investigations pending or, to the Knowledge of the Company, threatened by the IRS, Department of Labor, or any other Governmental Authority with respect to any Benefit Plan; (iv) no prohibited transaction, as defined in Section 406 of ERISA or Section 4975 of the Code, has occurred, excluding transactions effected pursuant to a statutory or administration exemption; (v) all contributions and premiums due through the Closing Date have been made as required under ERISA or have been fully accrued on the Financial Statements; and (vi) the Company has no liability under section 502(l) of ERISA. (f) No Benefit Plan is (and the Company has never had an obligation to contribute to) a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and the Company has not incurred any liability or otherwise had any outstanding liability under Title IV of ERISA and no condition presently exists that is expected to cause such liability to be incurred. No Benefit Plan will become a multiple employer plan with respect to the Company immediately after the Closing Date. The Company does not currently maintain or contribute to, and has never maintained or contributed to or in any way directly or indirectly had any liability (whether contingent or otherwise) with respect to any “multiemployer plan,” within the meaning of Section 3(37) or 4001(a)(3) of ERISA. The Company does not currently maintain and has never maintained, and is not required currently and has never been required to contribute to or otherwise participate in, a multiple employer welfare arrangement or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code. (g) With respect to each Benefit Plan which is a “welfare plan” (as described in Section 3(1) of ERISA): (i) no such plan provides medical or death benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) there are no reserves, assets, surplus or prepaid premiums under any such plan. The Company has complied with the provisions of Section 601 et seq. of ERISA and Section 4980B of the Code. There has been no communication to employees of the Company providing services to the Company that would be expected or interpreted to promise retiree benefits to such employees. (h) Except as set forth on Schedule 2.19(h), the consummation of the transactions contemplated by this Agreement and the other Transaction Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code or that would not be deductible under Section 162 or 404 of the Code; or (iv) constitute or involve a prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), or constitute or involve a breach of fiduciary responsibility within the meaning of Section 502(l) of ERISA or otherwise violate Part 4 of Subtitle B of Title I of ERISA.

{N0110076 } 20 (i) For the purposes of Applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Company are bona fide independent contractors and not employees of the Company. (j) Except as set forth on Schedule 2.19(j), all Benefit Plans can be amended, suspended or terminated at any time without the consent of any employees, participants, service providers, or insurance companies and without resulting in any liability to the Buyer or its Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities. (k) Each Benefit Plan that is subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 2.19(k). Each Section 409A Plan has been administered in all material respects in compliance, and is in documentary compliance in all material respects with the applicable provisions of Section 409A of the Code, the regulations thereunder and other official guidance issued thereunder. The Company does not have any obligation to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code and the Company does not have any material liability with respect to any misclassification of a person performing services for the Company as an independent contractor/consultant rather than as an employee. All employees of the Company that have been classified, during the last six (6) years, as exempt under the Fair Labor Standards Act and state and local wage and hour laws, are and have been properly classified. (l) The Company, the Majority Owners and the Seller have, in the conduct of the Company’s business, complied in all material respects with all Applicable Laws relating to the employment of labor, including those concerning wages, hours, safety and health, work authorization, equal employment opportunity, immigration, employee privacy, pension and welfare benefit plans (including the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder (“ERISA”)), and the payment and withholding of income taxes, unemployment compensation, worker’s compensation, and right to know and social security contributions and similar taxes, and the Company is not liable for any arrearages of wages or any tax penalties due to any failure to comply with any of the foregoing. 2.20 Insurance. (a) Schedule 2.20(a) lists all insurance policies (by policy number, insurer, location of property insured, annual premium, and expiration date) held by the Company relating to the Company, any of the Assets and the business, properties and directors/managers, officers and employees of the Company, copies of which have been delivered to the Buyer. Each such insurance policy: (i) is legal, valid, binding, enforceable (except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles) and in full force and effect as of the Closing, and (ii) to the Company’s Knowledge, there is no existing default or event which with the giving of notice, lapse of time or both, would constitute a default, except where the existence of such default would not be reasonably expected to be material to the Company. In the three (3) year period ending on the Closing Date, the Company has not been denied insurance coverage for any reason. The Company does not have any self-insurance or co-insurance programs. In the three (3) year period ending on the Closing Date, the Company has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the Ordinary Course of Business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy, or requiring or suggesting material alteration of any of the Assets, purchase of additional equipment or material modification of any of the Company’s methods of doing business. The Company has not made any claim against an insurance policy as to which the insurer is denying coverage.

{N0110076 } 21 (b) Schedule 2.20(b) identifies each individual insurance Claim in excess of $10,000 made by the Company in the past five (5) years. The Company has reported to its insurers all Claims and pending circumstances that would reasonably be expected to result in a Claim, except where such failure to report such a Claim would not be reasonably likely to be material to the Company. To the Company’s Knowledge, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance Claim. 2.21 Environmental Matters. There are no Claims pending or, to the Company’s Knowledge, threatened against any of the Company, any of the Assets or the Seller under or relating to Environmental Laws including those that involve or relate to Environmental Conditions, Environmental Noncompliance or the release, use, disposal or arranging for disposal of any Hazardous Materials on or from any real property constituting or connected with the Leased Premises or any other real property or facility formerly owned, leased or used by the Company. There are no Hazardous Materials that have been released or are being stored or are otherwise present on, under any real property constituting or connected with the Leased Premises, and Hazardous Materials have not been released, stored or are otherwise present on, under or about any real property formerly owned, leased or operated by the Company, in each case based on actions or omissions by the Company. Each of the Leased Premises, during the period it was leased by the Company, has been maintained in, and the Company is and has at all prior times otherwise been in, compliance with all applicable Environmental Laws. The Company has not disposed of, or arranged to dispose of, Hazardous Materials in a manner or to a location that could reasonably be expected to result in liability to the Company under or relating to Environmental Laws. The Company has no environmental audits, reports or other material environmental documents relating to the Company’s past or current properties, facilities or operations. The Company has not assumed, contractually or by operation of Law, any liabilities or obligations under any Environmental Laws. The Company is not, as of the Closing, and has not been at any time since the date of its inception, a Response Action Contractor. 2.22 Real Estate. (a) Schedule 2.22(a) contains a complete and accurate list of all premises leased or subleased or otherwise used or occupied by the Company for the operation of the Company’s business (the “Leased Premises”), and of all leases, lease guaranties, agreements and documents related thereto, and all amendments, modifications or supplements thereto (collectively, the “Leases”). The Company has made available to the Buyer a true and complete copy of each of the Leases, and in the case of any oral Lease, a written summary of the material terms of such Lease. The Leases are valid, binding and enforceable (except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles) in accordance with their terms and are in full force and effect. No event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company, the Majority Owners or the Seller under any of the Leases, and the Company has not received notice of any such condition. The Company has no Knowledge of the occurrence of any event which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default by any other party under any of the Leases. The current annual rent and term under each Lease are as set forth on Schedule 2.22(a). Schedule 2.22(a) separately identifies all Leases for which consents or waivers must be obtained on or prior to the Closing Date (or which have been obtained) in order for such Leases to continue in effect according to their terms after the Closing Date. The Company has not waived any rights under any Lease that would be in effect on or after the Closing Date. No event has occurred which either entitles, or would, on notice or lapse of time or both, entitle the other party to any Lease with the Company to declare a default or to accelerate, or which does accelerate, the maturity of any indebtedness of the Company under any Lease. The Leased Premises constitutes all of the real property required to conduct the business of the Company as currently conducted and presently proposed to be conducted and the Company currently occupies all of the Leased Premises for

{N0110076 } 22 the operation of its business. There are no other Leases affecting the Leased Premises or to which the Company is bound other than those identified on Schedule 2.22(a). The Leased Premises are: (i) in good operating condition and repair, subject to ordinary wear and tear (consistent with the age of such items); (ii) not in need of maintenance or repair except for ordinary routine maintenance and repair; and (iii) to the Company’s Knowledge, are structurally sound with no known defects and in conformity with all Applicable Laws relating thereto currently in effect. (b) Owned Real Property. The Company has never owned any real property. 2.23 No Other Agreement To Sell. Other than the sale of Assets in the Ordinary Course of Business (which Assets are not material individually or in the aggregate), neither the Company, the Majority Owners nor the Seller has any legal obligation, absolute or contingent, to any other Person (other than the Buyer under this Agreement) to sell, encumber or otherwise transfer the Company, the Equity, any of the Assets or the Company’s business (in whole or in part), or effect any merger, consolidation, combination, equity exchange, recapitalization, liquidation, dissolution or other reorganization involving the Company, or to enter into any agreement with respect thereto. 2.24 Transactions with Certain Persons. Except as set forth on Schedule 2.24(a), no officer or director/manager of the Company, nor the Seller, nor any of the Majority Owners, nor any immediate family member or Affiliate of any of the foregoing (whether directly or indirectly through an Affiliate of such Person), is presently, or within the past three (3) years has been, a party to any transaction with the Company, including any Contract or other arrangement: (a) providing for the furnishing of services by (other than as officers, directors/managers or employees of the Company); (b) providing for the rental of real or personal property from; or (c) otherwise requiring payments to (other than for services or expenses as directors/managers, officers or employees of the Company in the Ordinary Course of Business) any such individual or any Affiliate of the Company. Other than Contracts listed on Schedule 2.24(a), the Company does not have outstanding any Contract or other arrangement or commitment with the Seller, the Majority Owners, or any director, manager, officer, employee, trustee or beneficiary of the Company, the Seller or the Majority Owners, and no such Person owns any real or personal, or right, tangible or intangible (including Intellectual Property) which is used in the Company’s business. Except as set forth on Schedule 2.24(a), the Assets do not include any receivable or other obligation from the Seller, the Majority Owners or any director, manager, officer, employee, trustee or beneficiary of the Company or the Seller, or any immediate family member or Affiliate of any of the foregoing, and the liabilities of the Company do not include any payable or other obligation or commitment to any such Person. Schedule 2.24(b) identifies all Contracts, arrangements or commitments set forth on Schedule 2.24(a) that cannot be terminated upon sixty (60) days or less notice by the Company without cost or penalty. 2.25 Affiliates. Except for the Seller’s ownership interest in the Company or as set forth on Schedule 2.25, neither the Company nor any Affiliate of the Company owns any capital stock or other equity securities of or any debt interest in any other Person or has any other type of ownership interest in any other Person that does business with the Company. Schedule 2.25 sets forth the names, addresses, officers, directors, managers, co-owners, relationship with the Company, and type and percentage of capital stock or other equity securities of or any debt interest in any Affiliate of the Company. Neither the Company, the Seller nor any of the Majority Owners, nor to the Company’s Knowledge, any director, manager, officer or Affiliate of the Company, the Seller or any of the Majority Owners, or any immediate family member of a director, manager, officer or Affiliate of the Company, the Seller or any of the Majority Owners, owns, directly or indirectly, any interest in any Person that engages in a business similar or competitive to the business of the Company, other than ownership of one percent (1%) or less of the outstanding equity securities of a publicly-traded company. 2.26 Employees and Contractors.

{N0110076 } 23 (a) Schedule 2.26(a) hereto sets forth a complete and accurate list of all employees of the Company as of the Closing Date: (i) showing for each as of that date the employee’s name, job title or description, salary level, including any bonus, commission, deferred compensation or other remuneration arrangements paid or accrued, (ii) showing any bonus, commission or other remuneration other than salary paid during the Company’s fiscal year ended December 31, 2015, and (iii) showing any wages, salary, bonus, commission or other compensation due and owing to each employee for the fiscal year ending December 31, 2016. Except as set forth on Schedule 2.26(a): (A) no such employee is a party to a written employment Contract with the Company and each is employed “at will” and (B) the Company has timely paid in full to all such employees all wages, salaries, commission, bonuses and other compensation due to such employees, including overtime compensation, and there are no severance payments which are or could become payable by the Company to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any Law, custom, trade or practice. Except as set forth in Schedule 2.26(a), each such employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company, a copy of which is attached to Schedule 2.26(a). All employees of the Company that have been classified, during the last five (5) years, as exempt under the Fair Labor Standards Act and state and local wage and hour laws, are and have been properly classified. The Company is not a joint employer or co-employer for any third party with which it has contracted for labor during the last five (5) years. (b) Schedule 2.26(b) contains a list of all independent contractors currently engaged by the Company, along with the position, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 2.26(b), none of such independent contractors is a party to a written Contract with the Company. Each such independent contractor has entered into customary covenants regarding confidentiality and assignment of inventions and copyrights in such Person’s agreement with the Company, a copy of which is attached to Schedule 2.26(b). For the purposes of Applicable Law, including the Code and the Fair Labor Standards Act, all independent contractors who are currently, or within the last five (5) years have been, engaged by the Company are bona fide independent contractors and not employees of the Company. Except as noted on Schedule 2.26(b), each independent contractor engaged by the Company is terminable on not more than thirty (30) days’ notice, without any obligation of the Company to pay a termination fee. 2.27 Labor Relations. Except as disclosed on Schedule 2.27: (a) the Company is not a party to any collective bargaining agreement or other Contract with any group of employees, labor organization or other representative of any of the employees of the Company and (b) to the Company’s Knowledge, there exist no activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Company’s Knowledge, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 2.27 sets forth all unresolved labor and employment law controversies (including unresolved grievances and age or other discrimination Claims), if any, between the Company and Persons employed by or providing services to the Company. To the Company’s Knowledge, no officer or employee of the Company has any current plan to terminate his or her employment with the Company. In the last two (2) years, the Company has not discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against any employee who had previously submitted to his or her supervisor or anyone else in a position of authority with the Company any written or oral complaint, concern or allegation regarding any alleged unlawful or unethical conduct by the Company or its employees. 2.28 Board of Directors/Managers and Equity Holder Approval. Immediately prior to the Reorganization, the Board of Directors and stockholders of the Company duly and properly approved the Reorganization in accordance with Applicable Law. The Board of Directors/Manager(s) (or equivalent) of the Company has determined that the transactions contemplated by this Agreement are in the best interests of the Company and its stockholders/members, and has adopted a resolution to such effect which authorized

{N0110076 } 24 the Company to enter into this Agreement and the Transaction Documents. The Company has provided the Buyer with true and correct copies of all such board of directors/manager(s) (or equivalent) proceedings relating to this Agreement and the transactions contemplated hereby, which are in full force and effect as of the Closing Date. No further approval on behalf of the Company or any of its Affiliates (other than the execution of this Agreement) is required in connection with the transactions contemplated by this Agreement. 2.29 Brokers. Except as set forth on Schedule 2.29, no broker, finder or investment banker or other Person is directly or indirectly entitled to any brokerage, finder’s or other contingent fee or commission or any similar charge in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company, the Majority Owners or the Seller, or any of their respective Affiliates. 2.30 Government Contract and Regulatory Matters. (a) Lists of Government Contracts and Government Bids. (i) Schedule 2.30(a)(i) sets forth as of the Closing a current, complete and accurate list of each Government Contract the period of performance of which has not yet expired or been terminated and for which final payment has not yet been received (collectively, the “Current Government Contracts”). Each Current Government Contract is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms against all parties thereto. Each Current Government Contract was awarded in compliance with Applicable Law. The Company has not received notice that any Current Government Contract is the subject of bid or award protest proceedings and, to the Company’s Knowledge, no such Current Government Contract is reasonably likely to become the subject of bid or award protest proceedings. The Company has delivered to the Buyer complete and correct copies of each such Current Government Contract with a total ceiling cost or price in excess of $100,000, including each purchase order, task order or delivery order that individually has a total expected value in excess of $100,000 issued under such Current Government Contracts. (ii) Schedule 2.30(a)(ii) sets forth a current, complete and accurate list of each Government Contract the period of performance of which has expired or been terminated, and which is still either subject to audit in accordance with its terms or for which final payment has not yet been received. The Company has made available to the Buyer complete and correct copies of all such Government Contracts. (iii) Schedule 2.30(a)(iii) sets forth a current, complete and accurate list of each pending Government Bid. The Company has made available to the Buyer complete and correct copies of all such pending Government Bids. (iv) Schedule 2.30(a)(iv) sets forth a current, complete and accurate list of each Government Vendor Subcontract for which payments by the Company thereunder are reasonably expected to exceed $100,000 during the one-year period immediately after the Closing Date. The Company has delivered to the Buyer complete and correct copies of all such Government Vendor Subcontracts. (v) Except as set forth on Schedule 2.30(a)(v), there exists no Current Government Contract or pending Government Bid: (A) in connection with which the Company represented to the applicable Governmental Authority that the Company qualified as a Small Business Concern, a Small Disadvantaged Business, an 8(a) concern, a Service-Disabled Veteran-Owned Small Business Concern, a Veteran-Owned Small Business Concern, a Historically Underutilized Business Zone Small Business Concern, a Woman-Owned Small Business Concern, a “protégé” under a mentor-protégé agreement or

{N0110076 } 25 program, or any other preferential status (collectively, a “Preferred Bidder Status”); or (B) in the case of a Government Contract, that the Company would not have been eligible or invited to submit a bid or receive but for its Preferred Bidder Status. (b) Representations and Warranties Regarding Government Contracts and Government Bids. (i) Except as set forth on Schedule 2.30(a)(v), no Current Government Contract was, at the time of award or currently, dependent upon the Company having any Preferred Bidder Status, and no pending Government Bid required the Company to certify or represent that it had Preferred Bidder Status either to be eligible for award or to receive credit under the evaluation criteria of the Solicitation to which the Government Bid relates. The Company has never submitted a Government Bid or been awarded a Government Contract which the Company was ineligible to be awarded due to its business classification at the time such Government Bid was submitted in connection with a procurement reserved or set-aside for companies having a Preferred Bidder Status. (ii) Except as set forth on Schedule 2.30(b)(ii), no Current Government Contract is required by its terms or Applicable Law to be terminated by a Governmental Authority as a result of the consummation of the transactions contemplated by this Agreement; provided, however, that the Company and the Seller make no representations or warranties under this paragraph (ii) with respect to the LLC Conversion or the effects thereof. The Company has no Knowledge that any of the options in the Company’s Government Contracts will not be exercised. (iii) Except as set forth on Schedule 2.30(b)(iii), with respect to each Government Contract and pending Government Bid: (A) The Company has complied in all material respects with all terms and conditions of each Government Contract, including all clauses, provisions and requirements incorporated expressly by reference or by operation of Law therein and including any requirements relating to the charging of prices or costs, minimum qualifications of personnel, warranties, Industrial Funding Fees and Price Reduction or Most Favored Customer clauses. No event has occurred which, with the passage of time or the giving of notice or both, would result in a condition of default or breach of a Government Contract by the Company. (B) The Company has complied in all material respects with all Applicable Laws pertaining to each Government Contract or Government Contract Bid, including the following Laws to the extent applicable: the Truth in Negotiations Act of 1962, the Service Contract Act of 1965, the Office of Federal Procurement Policy Act, the Federal Property and Administrative Services Act, the FAR, the Cost Accounting Standards, the International Traffic in Arms Regulation or other export control Laws, the Buy America Act or other domestic preference Laws and any other Applicable Law. No event has occurred which, with the passage of time or the giving of notice or both, would result in a violation of any Applicable Law. (C) All representations and certifications made, acknowledged or set forth in or pertaining to each Government Contract or Government Bid were current, accurate and complete as of their effective date, and all such representations and certifications have continued to be current, accurate and complete to the extent required by the terms of a Government Contract or Applicable Law. The Company has never submitted a Government Bid or been awarded a Government Contract based upon misrepresentations or inaccuracies in representations and certifications executed in connection therewith or contained in the Company’s Online Representations and Certifications Application database.

{N0110076 } 26 (D) All invoices and Claims for payment, reimbursement or adjustment, including requests for progress payments and provisional payments, submitted by or on behalf of the Company in connection with a Government Contract were current, accurate and complete as of their applicable submission dates. (E) All certified cost or pricing data and data other than certified cost or pricing data submitted by or on behalf of the Company in connection with a Government Contract or Government Bid were current, accurate and complete as of the certification date. (F) The Company has maintained systems of internal controls, including quality control systems, cost accounting systems, estimating systems, purchasing systems, proposal systems, billing systems and material management systems, that are in compliance in all material respects with all requirements of the Current Government Contracts and of Applicable Laws. (G) Within the past six (6) years, no Government Contract has been terminated for convenience or default. (H) The Company has not received any written cure notice or show cause notice regarding performance of a Government Contract or any written or oral notice of, Claim for, or assertion of, a condition of default, breach of contract, or material violation of Applicable Law, in connection with a Current Government Contract or pending Government Bid. (I) In the last three (3) years, there has not been any withholding or setoff of any payments by a Governmental Authority or prime contractor or higher-tier subcontractor nor, to the Company’s Knowledge, has there been any attempt to withhold or setoff, any payments due under any Government Contract on any basis, including the basis that a cost incurred or invoice rendered by the Company was questioned or disallowed by a Governmental Authority, prime contractor or higher-tier subcontractor or any of their audit representatives, nor is there any basis for any such withhold or setoff. (J) The Company has not performed any activities under any Government Contract, and to the Company’s Knowledge no other facts exist, that would create or result in the Company having an Organizational Conflict of Interest (“OCI”) as defined in FAR subpart 9.5 and/or any other Applicable Laws or term of any Current Government Contract. (K) To the Company’s Knowledge, none of the Company’s subcontractors, teaming partners, consultants, agents or representatives has violated any Applicable Law in connection with any Government Contract or any Government Bid for which the Company may have liability or suffer any other adverse consequences. (L) Except as set forth on Schedule 2.30(b)(iii)(L), no Current Government Contract has, to date, or is currently projected to have, fully burdened costs incurred in excess of the Current Government Contract fixed price, or, in the case of flexibly-priced or cost- reimbursement Contracts, fully burdened costs incurred in excess of the ceiling price or funded amount of the Current Government Contract. (M) The Company is not subject to any forward pricing rate agreements as described in FAR section 15.407-3 or FAR subpart 42.17. (N) The Company has not received any adverse or negative past performance evaluations or ratings pertaining to any Government Contract within the past three (3) years.

{N0110076 } 27 (O) The Company has not disclosed or disseminated to another party any information required to be kept confidential by its Government Contracts, in violation of the terms of the applicable Government Contract. (c) Investigations, Audits and Internal Controls. Except as set forth on the Schedule 2.30(c), with respect to any Government Contract or Government Bid: (i) There is no pending Claim or reasonable basis to give rise to any Claim against the Company for fraud or under the United States civil or criminal False Claims Acts, the United States Procurement Integrity Act, or other Applicable Law. (ii) There have been no document requests, subpoenas, search warrants or civil investigative demands addressed to or requesting information involving the Company, or any of its officers, employees, Affiliates, agents or representatives in connection with or related to any Government Contract or Government Bid. (iii) Neither the Company nor any predecessors, officers, directors/managers, employees, Affiliates, agents or representatives of the Company has been under administrative, civil or criminal investigation, indictment or criminal information, or audit by a Governmental Authority (other than routine audits by a Government Audit Agency in the Ordinary Course of Business) with respect to any Government Contract, Government Bid or Applicable Law, including any audit relating to a suspected, alleged or possible violation of United States civil or criminal False Claims Acts or the United States Procurement Integrity Act, provision of defective or non-compliant products or services, mischarging of prices or costs, misstatements of fact, or other acts, omissions or irregularities relating to any Government Contract or Government Bid. (iv) Neither the Company nor, to the Company’s Knowledge, any other Person, has conducted any internal audit, review or inquiry (whether or not any outside legal counsel, auditor, accountant or investigator was engaged) with respect to any suspected, alleged or possible violation of any Government Contract, Government Bid or Applicable Law. (v) The Company has not made, and is not and has never been required to make, any disclosure to a Governmental Authority under FAR Subpart 3.1003 or FAR clause 52.203-13. (vi) Neither the Company nor, to the Company’s Knowledge, any predecessor of the Company has made a voluntary disclosure to any Governmental Authority with respect to any alleged suspected, alleged or possible breach, violation, irregularity, mischarging, misstatement or other act or omission arising under or relating to any Government Contract or Government Bid. (vii) The practices and procedures used by the Company in estimating costs and pricing proposals and accumulating, recording, segregating, reporting and invoicing costs in connection with a Government Contract or Government Bid are in compliance with Applicable Laws, including FAR Part 31 and all applicable Cost Accounting Standards and related regulations, to the extent such requirements are applicable, and no audit by a Governmental Authority (including any Government Audit Agency) has questioned such costs or identified any other failure to comply with contractual requirements or Applicable Law. (viii) Schedule 2.30(c)(viii) lists each draft or final written audit report received by the Company during the past three (3) years issued by any Governmental Authority (including the Government Audit Agency or Office of Inspector General) with respect to any Government Contract, Government Bid

{N0110076 } 28 or any direct or indirect cost or other accounting practice of the Company. The Company has delivered to the Buyer correct and complete copies of each such report. (d) Debarment, Suspension and Exclusion. (i) Neither the Company nor any Affiliates, officers, directors/managers, employees, agents, or any “Principal” (as defined in FAR 2.101) of the Company have been the subject of a debarment, suspension or exclusion from participation in programs funded by any Governmental Authority or in the award of any Government Contract, nor are any of them listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs (“Listing”), nor to the Company’s Knowledge has any such debarment, suspension or exclusion proceeding or proposed Listing been initiated in the past five (5) years. (ii) The Company has not been determined by a Governmental Authority to be non- responsible or ineligible for award of a Government Contract within the past three (3) years. (e) Claims, Disputes, Requests for Equitable Adjustment and Financing. With respect to Government Contracts and Government Bids: (i) The Company does not have any outstanding requests for equitable adjustment or Claims asserted by or against a Governmental Authority or any prime contractor, subcontractor, vendor or other third party arising under or relating to a Government Contract or Government Bid. (ii) There are no outstanding disputes between the Company, on the one hand, and any Governmental Authority or any prime contractor for which the Company serves as a subcontractor, on the other hand, under the Contract Disputes Act or any other Applicable Law governing disputes arising under such Government Contracts. (iii) There are no outstanding disputes between the Company, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any such Government Contract or Government Bid. (iv) There are no financing arrangements or assignments of proceeds with respect to any Government Contract other than as provided in the Company’s commercial bank or financing documents set forth on Schedule 2.13(a). (f) Backlog and Government Property. (i) Schedule 2.30(f)(i) sets forth for each Government Contract having backlog as of March 31, 2016, the dollar amounts of Funded Backlog and Unfunded Backlog of the Company thereunder as of such date (calculated by the Company consistent with past practice) and the name of the customer. All of the Contracts constituting the backlog of the Company: (A) were entered into in the Ordinary Course of Business and (B) management of the Company believes in good faith that such Contracts are capable of performance in accordance with the terms and conditions of each such Contract by the Company without a total Contract loss (without consideration of general and administrative expenses). For purposes of this Agreement, “Funded Backlog” means the total amount of funding allotted to a Government Contract minus the total amount of direct costs, indirect costs and profit or fee allocable to such Government Contract, and the term “Unfunded Backlog” means the total price or estimated cost of a Government Contract minus the total amount of direct costs, indirect costs and profit or fee allocable to such Government Contract. (ii) Schedule 2.30(f)(ii) identifies all personal property, equipment and fixtures loaned, bailed or otherwise furnished to the Company by or on behalf of a Governmental Authority (the

{N0110076 } 29 “Government Furnished Items”), the current locations thereof and the Government Contract pursuant to which such Government Furnished Items were issued. The Company has complied in all material respects with all of its obligations relating to the Government Furnished Items and, upon the return thereof to any Governmental Authority in the condition thereof on the Closing would have no liability with respect thereto. (g) Security Clearances. The Company does not possess any facility security clearances, and no such clearances are required to perform the Government Contracts of the Company. The employees of the Company possess all United States Government security clearances required to perform the applicable Government Contracts of the Company (“Personnel Security Clearances”) and: (i) the subcontractor(s) and independent contractor(s) of the Company possess all necessary security clearances required to perform the applicable Government Contracts of the Company; (ii) except to the extent disclosure thereof is prohibited by Applicable Law, Schedule 2.30(g) sets forth a true and complete list of all Personnel Security Clearances (by category only) held by the employees of the Company to the extent held or required in connection with the conduct of the business of the Company; (iii) all requisite Personnel Security Clearances are valid and in full force and effect; and (iv) the Company is in compliance with all material requirements of the National Industrial Security Program Operating Manual, the IRS Revenue Manual Part 10, and any other similar requirements of any Governmental Authority. (h) Export Control. The Company has not been (and has not been required by Applicable Law to be) registered with or hold any license from the U.S. Department of State (Office of Defense Trade Controls) or the U.S. Department of Commerce relating to the import, export or re-export of products, technology, software, services or other information from the United States, and the Company is not required to transfer, obtain or hold any such license to authorize the continuation of its current importing, exporting or other business activities. The Company has not been the subject of an investigation or inquiry or subject to civil or criminal penalties imposed by any Governmental Authority or made a voluntary disclosure with respect to violations of Applicable Laws relating to the import, export or re-export of products, technology, software, services or other information from the United States. The Company has not manufactured “defense articles,” exported “defense articles” or furnished “defense services” or “technical data” to foreign nationals in the United States or abroad, as those terms are defined in 22 Code of Federal Regulations Sections 120.6, 120.9 and 120.10, in violation of Applicable Law. (i) Government Relations. Neither the Company nor, to the Company’s Knowledge, any officers, directors/managers, employees or agents of the Company (or members, distributors, representatives or other persons acting on the express, implied or apparent authority of the Company), have paid, given or received or have offered or promised to pay, give or receive, any bribe or other unlawful payment of money or other unlawful thing of value, any unlawful discount, or any other unlawful inducement, to or from any Person or Governmental Authority in the United States or elsewhere in connection with or in furtherance of the Company’s business, including any offer, payment or promise to pay money or other thing of value: (i) to any foreign official, political party (or official thereof) or candidate for political office for the purposes of influencing any act, decision or omission in order to assist the Company in obtaining business for or with, or directing business to, any person, or (ii) to any Person, while knowing that all or a portion of such money or other thing of value will be offered, given or promised to any such official or party for such purposes. The Company’s business is not in any manner dependent upon the making or receipt of such payments, discounts or other inducements. The Company has not otherwise taken any action that would cause the Company to be in violation of the Foreign Corrupt Practices Act of 1977 (the “FCPA”), as amended, the Anti-Kickback Act of 1986 (“Anti-Kickback Act”), Laws restricting the payment of contingent fee arrangements, or any Applicable Laws of similar effect. There is no charge, proceeding or, to the Company’s Knowledge, investigation by any Governmental Authority with respect to a violation of the FCPA or Anti-Kickback Act that is now pending or, to the Company’s Knowledge, has been asserted or threatened with respect to the Company. The Company has not, in the past six (6) years, made any voluntary disclosure with respect to a possible violation of the FCPA or Anti-Kickback Act.

{N0110076 } 30 (j) Trade Compliance Laws and Customs Laws. (i) The Company, its Affiliates, and their respective officers, directors, managers, employees and agents have complied in all material respects at all times, and are in compliance in all material respects, with all applicable Trade Compliance Laws. The Company and its Affiliates: (i) have not directly or indirectly, exported, re-exported, sold or otherwise transferred (including transfers to non- U.S. persons located in the United States) any supplies, software, technology or services subject to Trade Compliance Laws in violation of Trade Compliance Laws; (ii) where required by Law, have notified recipients of such supplies, software, technology or services of the potential applicability of Trade Compliance Laws to the recipients’ use or other disposition thereof; and (iii) have not engaged in any other transactions, or otherwise dealt, with any Person with whom U.S. persons are prohibited from dealing under Trade Compliance Laws, including, for example, any Person designated by the Office of Foreign Assets Control on the list of Specially Designated Nationals and Blocked Persons. (ii) There is no charge, proceeding or, to the Company’s Knowledge, investigation by any Governmental Authority with respect to a violation of any applicable Trade Compliance Laws that is now pending or, to the Company’s Knowledge, has been asserted or threatened with respect to the Company. (iii) The Company is in compliance with all applicable U.S. and non-U.S. customs Laws and regulations (“Customs Laws”), including any export or import declaration filing, payment of customs duties, compliance with import quotas, import registration or any other similar requirements related to the exportation or importation of supplies or services by the Company. There is no charge, proceeding or, to the Company’s Knowledge, investigation by any Governmental Authority with respect to a violation of any applicable Customs Laws that is now pending or, to the Company’s Knowledge, threatened with respect to the Company. (iv) The Company has not, in the past six (6) years, made any voluntary disclosure with respect to a possible violation of Trade Compliance Laws or Customs Laws to any Governmental Authority. (k) Intellectual Property Under Government Contracts. (i) The Company is not using any Intellectual Property developed or received under any Government Contract for purposes outside of the scope of that Government Contract without having obtained the necessary and appropriate prior permission of the cognizant Governmental Authority or prime contractor, subcontractor, vendor, or other authorized Person. (ii) The Company has taken all steps required under any Government Contracts or Applicable Law to protect its rights in and to any Intellectual Property owned by the Company and has included the proper and required restrictive legends on all copies of any material Intellectual Property delivered in connection with a Government Contract so as to restrict the Government Authority’s rights in the deliverables to the extent permitted under the applicable Government Contracts and, other than as required under any Government Contract, the Company is not obligated to provide a license to any Governmental Authority to use or disclose any of the Company’s Intellectual Property used in connection with such Government Contract. (iii) None of the Company’s Government Contracts restricts the Company from selling, licensing, or otherwise providing its owned Intellectual Property, to the extent material to the Company, to another party.

{N0110076 } 31 (l) Defense Base Act. The Company is and has been in compliance in all material respects with all applicable Defense Base Act requirements and there are no pending claims arising under or relating to the Defense Base Act and, to the Company’s Knowledge, there are no facts or circumstances that could reasonably be expected to give rise to any such claim. 2.31 Bank Accounts. Schedule 2.31 lists the names and locations of all banks and other financial institutions with which the Company maintains an account (each, a “Bank Account”), or at which a Bank Account is maintained to which the Company has access as to which deposits are made on behalf of the Company, in each case listing the type of Bank Account, the Bank Account number therefor, and the names of all Persons authorized to draw thereupon or have access thereto and lists the locations of all safe deposit boxes used by the Company. All Cash in such Bank Accounts is held on demand deposit and is not subject to any restriction or limitation as to withdrawal. Except as set forth on Schedule 2.31, all accounts receivable described in Section 2.11 is paid or payable into the Bank Accounts. 2.32 Suppliers and Customers; Products. (a) Schedule 2.32 lists, by dollar volume paid for the twelve (12) months ended on February 29, 2016, the ten (10) largest suppliers of goods or services and the ten (10) largest customers of the Company. The relationships of the Company with such suppliers and customers are good commercial working relationships and: (i) no Person listed on Schedule 2.32 within the last twelve (12) months has, to the Company’s Knowledge, threatened to cancel or otherwise terminate, or has provided written notice, or to the Company’s Knowledge, other notice of an intent to cancel or otherwise terminate, any relationships of such Person with the Company, (ii) no such Person has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or has provided written notice, or to the Company’s Knowledge, other notice of an intent to modify materially its relationships with the Company or intends to stop, decrease or limit materially its products or services to the Company or its usage or purchase of the products or services of the Company, (iii) to the Company’s Knowledge, no Person listed on Schedule 2.32 has provided written notice, or to the Company’s Knowledge, other notice of an intent to refuse to pay any amount due to the Company or seek to exercise any remedy against the Company and (iv) the Company has not within the past year been engaged in any material dispute with any Person listed on Schedule 2.32. (b) Company Warranties. No Person has any valid Claim, or valid basis for any Claim, against the Company under any Applicable Law relating to unfair competition, false advertising or arising out of product or service warranties, guarantees, specifications, service level guarantees, manuals or brochures or other advertising materials and no such Claim is currently pending or, to Company’s Knowledge, threatened against the Company. 2.33 Subsequent Events . Except as set forth on Schedule 2.33 and except for the transactions contemplated by this Agreement, since December 31, 2015, the Company has conducted its business only in the Ordinary Course of Business, has made expenditures (including capital expenditures) consistent with past practices, and there has not been any event, occurrence, development or circumstances, including any change in the business, financial condition, operations, results of operations, assets, customer, supplier or employee relations which, individually or in the aggregate, has had, or would reasonably be expected to have, cause or result in, a Material Adverse Effect on the Company. Without limitation of the foregoing and except as set forth on Schedule 2.33 or as contemplated by this Agreement since December 31, 2015, the Company has not taken any of the following actions: (i) sold, leased, licensed, exchanged, mortgaged, pledged, transferred or otherwise disposed of any of the Assets other than in the Ordinary Course of Business;

{N0110076 } 32 (ii) other than in connection with the transactions contemplated by this Agreement: (A) redeemed, repurchased or otherwise reacquired any of its equity securities or any securities or obligations convertible into or exchangeable for any of its equity securities, or any Options; (B) liquidated, dissolved or effected any reorganization or recapitalization; or (C) split, combined or reclassified any of its equity securities or issued or authorized or proposed the issuance of any other securities in respect of, in lieu of, or in substitution for, its equity securities; (iii) submitted any new Government Bid which, if accepted, would be expected to result in a loss to the Company, or would result in a Government Contract with a backlog value in excess of $100,000; (iv) accelerated, terminated, made material modifications outside of the Ordinary Course of Business to, or canceled any Material Contract (or series of related Material Contracts); (v) made any capital expenditure, capital addition or capital improvement (or series of related capital expenditures, additions or improvements) outside the Ordinary Course of Business; (vi) made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) other than routine advances to employees for business expenses in the Ordinary Course of Business; (vii) issued, incurred or guaranteed any obligation for borrowed money or capitalized lease obligations, whether or not evidenced by a note, bond, debenture or similar instrument, or entered into any “keep well” or other agreement to maintain the financial condition of another Person or make any loans, or advances of borrowed money or capital contributions to, or equity investments in, any other Person or issued or sold any debt securities, except in the Ordinary Course of Business under existing loan agreements or capitalized leases; (viii) made or authorized any change in its Charter or other Governing Documents (other than in connection with the Reorganization); (ix) proposed or approved the issuance, pledge, delivery, award, grant or sale (including the grant of any encumbrances) of, any of its equity securities (including equity securities held in treasury), or any Options, or granted or otherwise issued the same; (x) declared, set aside, or paid any dividend or made any distribution with respect to its equity securities (whether in cash or in kind), except for dividends and/or distributions of cash; (xi) adopted (or entered into) any new or amended, modified or terminated any existing, in any material respect, bonus, profit sharing, incentive, retention, severance, employee benefit or other plan, Contract, loan, or commitment for the benefit of any of its directors, managers, officers and employees (or take any such action with respect to any other Benefit Plan); (xii) other than in the Ordinary Course of Business, granted or announced any increase in compensation or benefits payable to any of its directors, officers, employees, consultants or independent contractors, or granted any severance or termination pay; (xiii) made or changed any Tax election, changed any annual Tax accounting period, changed any method of Tax accounting, entered into any closing agreement with respect to any Tax, settled any Tax claim or any assessment or surrendered any right to claim a Tax refund;

{N0110076 } 33 (xiv) amended, canceled, compromised, waived or released any right or Claim (or series of related rights and Claims) outside the Ordinary Course of Business, and did not accelerate the collection of accounts receivable or delay payment of accounts payable; (xv) created any Subsidiaries or entered into any joint venture, partnership or similar arrangement; or (xvi) committed to or agreed to undertake any of the foregoing. 2.34 Transaction Payments. Schedule 2.34 sets forth a true, correct and complete list of all payments payable by the Company to any Person arising from or as a result of the consummation of the transactions contemplated by this Agreement, including: (i) any severance or bonus plan payment, (ii) any payment of deferred compensation, (iii) any change in control payment, or (iv) any similar payment (“Transaction Payments”), including the amount of each such payment, the party to whom such payment is or will become due, and, to the extent determinable, the date or dates on which such payments become due. As of the Closing, there will be no outstanding or unsatisfied Transaction Payments, other than those to be paid pursuant to Section 1.2(b)(ii). 2.35 Disclosure. To the Company’s Knowledge, no representation or warranty by the Company, the Owners or the Seller in this Agreement (including the Disclosure Schedules hereto) or any other Transaction Documents: (i) contains any untrue statement of a material fact, or (ii) omits, when read in conjunction with all of the information contained in this Agreement, the Disclosure Schedules hereto and the other Transaction Documents, any fact necessary to make the statements or facts contained herein and therein not misleading. Except as set forth on Schedule 2.35, the Company has provided the Buyer with true and complete copies of all documents listed or described in the Disclosure Schedules. 3. REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE MAJORITY OWNERS. The Seller and the Majority Owners, as to and for themselves, and not with respect to any other Person, severally and not jointly represent and warrant to the Buyer, the following matters, current as of the Closing Date: 3.1 Authorization. (a) The Seller has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which the Seller is a party, to perform the Seller’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party by the Seller, and the Seller’s consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action of the Seller. The Seller was formed by Owners for the purpose of consummating the Reorganization and, prior to the Closing, will have owned no assets or engaged in any activities except as expressly contemplated in this Agreement. (b) Such Majority Owner has the requisite power, capacity and authority to execute and deliver this Agreement and the other Transaction Documents to which such Majority Owner is a party, to perform such Majority Owner’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Majority Owner is a party by such Majority Owner, and such Majority Owner’s consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action of such Majority Owner.

{N0110076 } 34 3.2 Binding Agreement. (a) This Agreement has been duly executed and delivered to the Buyer by the Seller, and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon execution and delivery at the Closing of each other Transaction Document to which the Seller is a party, such Transaction Document will be duly and validly executed and delivered to the Buyer on the Closing Date, and will constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) the Seller’s legal, valid and binding obligation, enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. (b) This Agreement has been duly executed and delivered to the Buyer by such Majority Owner, and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitutes the legal, valid and binding agreement of such Majority Owner, enforceable against such Majority Owner in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. Upon execution and delivery at the Closing of each other Transaction Document to which such Majority Owner is a party, such Transaction Document will be duly and validly executed and delivered to the Buyer on the Closing Date, and will constitute (assuming, in each case, the due authorization, execution and delivery by each other party thereto) such Majority Owner’s legal, valid and binding obligation, enforceable against such Majority Owner in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. 3.3 Title. The Seller owns, beneficially and of record, the Equity set forth opposite the Seller’s name on Schedule 2.4(a), free and clear of any and all Liens (including any spousal interests (community or otherwise)) other than Permitted Liens. Upon delivery of the Seller’s Equity to the Buyer on the Closing Date in accordance with this Agreement and upon the Buyer’s delivery of the payments applicable to the Seller at the Closing pursuant to Section 1.2(b), the entire legal and beneficial interest in the Seller’s Equity and good, valid and marketable title to such Equity will pass to the Buyer, free and clear of all Liens (including any spousal interests (community or otherwise)) other than restrictions of general applicability imposed by federal or state securities laws and any Liens imposed on such Equity by the Buyer. 3.4 No Breach. (a) The execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party and the consummation of the transactions contemplated hereby and thereby by the Seller and the performance by the Seller hereunder and thereunder does not and will not: (i) violate or conflict with the Seller’s Charter or Governing Documents, or any Law or Order to which the Seller or the Seller’s Equity is subject, or by which the Seller or the Seller’s Equity may be bound, (ii) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration of any obligation or result in a loss of a material benefit under, or give rise to any obligation of the Company or the Seller to make any payment under, or to the increased, additional, accelerated or guaranteed rights or entitlements of any Person under, any of the terms, conditions or provisions of any Contract to which the Seller is a party or by which the Seller or the Seller’s Equity may be bound, (iii) result in the imposition of a Lien on the Seller’s

{N0110076 } 35 Equity or (iv) require any filing with, or Permit, or the giving of any notice to, any Governmental Authority or other Person on behalf of the Seller. (b) The execution, delivery and performance of this Agreement and the other Transaction Documents to which such Majority Owner is a party and the consummation of the transactions contemplated hereby and thereby by such Majority Owner and the performance by such Majority Owner hereunder and thereunder does not and will not: (i) violate or conflict with any Law or Order to which such Majority Owner is subject, or by which the Seller or the Seller’s Equity may be bound, if applicable, (ii) with or without giving notice or the lapse of time or both, breach or conflict with, constitute or create a default under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any Contract to which such Majority Owner is a party or by which such Majority Owner may be bound, or (iii) require any filing with, or Permit, or the giving of any notice to, any Governmental Authority or other Person on behalf of such Majority Owner. 3.5 Compliance With Laws; Claims. The Seller has complied in all material respects with all Laws of any Governmental Authority applicable to the Equity held by the Seller. Neither the Seller nor any Majority Owner has any Claim against the Company (other than a Claim for compensation or reimbursement of expenses due in the Ordinary Course of Business to the extent that such amount is reflected on the Estimated Closing Date Balance Sheet). 3.6 Representation By Counsel. Each of the Seller and the Majority Owners: (i) has been represented by independent counsel (or has had the opportunity to consult with independent counsel and has declined to do so); (ii) has had the full right and opportunity to consult with the such Majority Owner’s or the Seller’s, as applicable, attorney and other advisors and has availed himself, herself or itself of this right and opportunity; (iii) has carefully read and fully understands this Agreement in its entirety and has had it fully explained to such Majority Owner and Seller by such counsel; (iv) is fully aware of the contents hereof and the meaning, intent and legal effect thereof; and (v) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence. 3.7 Corporation Stockholder. The Seller is and has been a valid S corporation (within the meaning of Sections 1361 and 1362 of the Code and within the meaning of comparable provisions of applicable state law) stockholder at all times since its inception. 3.8 Seller Taxes. (i) The Seller has timely filed all Tax Returns required to have been filed by the Seller to reflect all of the Seller’s direct or indirect share of Company income or loss, (ii) all such Tax Returns are accurate and complete, (iii) the Seller has paid all Taxes owed by the Seller which were due and payable (whether or not shown on any Tax Return), (iv) the Seller has complied with all Applicable Laws relating to Taxes, (v) there are no pending or ongoing audits of the Tax Returns of the Seller with respect to its share of Company income or loss, and (vi) no unpaid Tax deficiency has been asserted in writing against or with respect to the Seller with respect to its direct or indirect share of Company income or loss by any Governmental Authority which Tax remains unpaid. 3.9 Buyer Common Stock. (a) The Seller acknowledges and understands that the shares of Buyer Common Stock that the Seller is acquiring hereunder are unregistered, restricted securities which may not be transferred, sold, assigned, pledged, hypothecated or otherwise disposed of by Seller unless such stock is subsequently registered under the Securities Act or unless an exemption from such registration is otherwise available. The Seller acknowledges that all certificates representing any shares of Buyer Common Stock will bear a restrictive legend in a form as reasonably required by the Buyer and hereby consents to the transfer agent for the Buyer’s Common Stock placing a stop-transfer notation on its records to implement the restrictions

{N0110076 } 36 on transfer described herein. The Seller understands that except as provided herein: (i) the shares of Buyer Common Stock have not been and are not being registered under the Securities Act or any state securities laws, must be held indefinitely and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such assignment or transfer is permitted pursuant to Rule 144 promulgated under the Securities Act or (C) the Seller shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such shares of Buyer Common Stock to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration. The Seller is acquiring such shares as principal for its own account, for investment purposes only, and not with a view to or for sale in connection with any distribution of the stock or any portion thereof and not with any present intention of selling, offering to sell or otherwise disposing of or distributing the stock in a transaction other than a transaction exempt from registration under the Securities Act. The Seller does not have any direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such securities in violation of the Securities Act or any applicable state securities law. The Seller agrees that it shall not offer to sell, sell or otherwise dispose of a Buyer Common Stock received hereunder in violation of Section 5.8 herein and the registration requirements, holding periods and other requirements of the Securities Act and all applicable Laws. At the time the Seller was offered the Buyer Common Stock, the Seller was, and at the date of this Agreement, the Seller is: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act. (b) The Seller acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Buyer concerning the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Buyer Common Stock; (ii) access to information about the Buyer and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate the terms and conditions of this Agreement and the merits and risks of the prospective investment in the Buyer Common Stock; and (iii) the opportunity to obtain such additional information that the Buyer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed decision. The Seller and its advisors, if any, in acquiring the Buyer Common Stock, have relied solely on its independent investigation of the Buyer. The Seller understands that its investment in the Buyer Common Stock involves a high degree of risk. The Seller has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Buyer Common Stock. 4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Company, the Seller and the Owners the following matters, current as of the Closing Date: 4.1 Organization. The Buyer is a corporation duly formed, validly existing and in good standing under the Laws of the State of New Jersey, has all requisite power and authority, and is qualified or registered to do business in each jurisdiction in which the nature of its business or operations would require such qualification or registration, except where the failure to be so qualified or registered would not cause a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by, and perform its obligations under, this Agreement or the other Transaction Documents. 4.2 Necessary Authority. The Buyer has the requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. This Agreement and the other Transaction Documents to which the Buyer is a party have been duly authorized, executed and delivered by the Buyer, and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) constitute the legal, valid and binding obligations of the Buyer,

{N0110076 } 37 enforceable against the Buyer in accordance with its terms, subject only to applicable bankruptcy, insolvency or other Laws affecting creditors’ rights generally and the exercise of judicial discretion in accordance with general equitable principles. The individual(s) executing this Agreement and any Transaction Document to which the Buyer is a party, on behalf of the Buyer, has the right, power and authority to execute and deliver this Agreement and any Transaction Document to which the Buyer is a party, and upon execution, no further action will be needed to make this Agreement and any Transaction Document to which the Buyer is a party valid and binding upon, and enforceable against, the Buyer in accordance with their terms (assuming in each case this Agreement constitutes a valid, legal and binding obligation of each other party hereto). 4.3 No Conflicts. The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which the Buyer is a party, and the consummation of the transactions contemplated herein or therein do not and will not: (a) violate or conflict with the Buyer’s Charter or Governing Documents, (b) require the Buyer to obtain the consent or approvals of, or make any filing with, any Person or Governmental Authority, except for consents and approval already obtained and notices or filings already made, (c) violate any Law or Order or (d) constitute or result in the breach of any provision of, or constitute a default under, any Contract filed by the Buyer with the SEC in the reports filed by the Buyer with the SEC pursuant to Item 601(b)(10) of Regulation S-K of the Securities Act, and any agreement, indenture or other instrument to which the Buyer is a party or by which it or its assets are bound, except in the case of (b), (c) or (d), where such violation, breach or default would not cause a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by, and perform its obligations under, this Agreement or the other Transaction Documents. 4.4 Brokers. Except for Canaccord Genuity, Inc., no broker, finder or investment banker or other Person is directly or indirectly entitled to any brokerage, finder’s or other contingent fee or commission or any similar charge in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer. 4.5 Litigation; Compliance with Law. There is no Claim or Order of any nature, pending, rendered or, to the Buyer’s Knowledge, threatened, against the Buyer or its business that would reasonably be expected to adversely affect the Buyer, its business or the Buyer’s ability to consummate the transactions contemplated by this Agreement. The Buyer has complied with all Laws of any Governmental Authority applicable to the Buyer or its business, except where such noncompliance would not cause a material adverse effect on the ability of the Buyer to consummate the transactions contemplated by, and perform its obligations under, this Agreement or the other Transaction Documents. 4.6 Investment Intent. The Buyer is acquiring the Equity for its own account and not with a view to any resale or distribution within the meaning of Section 2(11) of the Securities Act and the rules and regulations promulgated thereunder. 4.7 Insolvency. The Buyer is not the subject of any pending, rendered or threatened in writing, or to the Buyer’s Knowledge, otherwise threatened, insolvency proceedings of any character. The Buyer has not made an assignment for the benefit of creditors or taken any action with a view to or that would constitute a valid basis for the institution of any such insolvency proceedings. The Buyer is not insolvent nor will it become insolvent as a result of entering into this Agreement or the Transaction Documents to which the Buyer is a party and consummating the transactions contemplated hereunder and thereunder. 4.8 SEC Filings. (a) Buyer has furnished Seller and each Owner with access via Buyer’s website to a correct and complete copy of each report, schedule, registration statement and definitive proxy statement filed by

{N0110076 } 38 Buyer with the SEC since January 1, 2014 (the “SEC Documents”), which are all the documents that the Company was required to file with the SEC since such date. As of their respective dates, none of the SEC Documents (including all exhibits and schedules thereto and documents incorporated by reference therein) contained any untrue statements of a material fact or omissions of a material fact necessary so as not to render the statements therein misleading and, in the case of documents other than a registration statement, in light of the circumstances under which they were made, and the SEC Documents complied when filed in all material respects with the then applicable requirements of the Securities Act or the Exchange Act, as the case may be. Buyer’s financial statements included in the SEC Documents complied in all material respects with the then applicable accounting requirements and the published SEC rules and regulations with respect thereto, were prepared in accordance with GAAP during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Buyer and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. (b) Since December 31, 2015, no event has occurred which would reasonably be expected to adversely affect the Buyer, its business or the Buyer’s ability to consummate the transactions contemplated by this Agreement. (c) The SEC Documents accurately reflect the Buyer’s capitalization as of the dates indicated in such reports. Since December 31, 2015, Buyer has not issued any shares of its capital stock, other than grants under its equity plans disclosed in the SEC Documents and upon the exercise of outstanding options. Except as set forth in the SEC Documents and other than as provided in this Agreement, there are no other outstanding rights, options, warrants, preemptive rights, rights of first offer, or similar rights for the purchase or acquisition from the Buyer of any securities of the Buyer, nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first offer except in connection with the sale of $2,500,000 of subordinated notes to Wynnefield Capital, Inc. and affiliates in connection with the transactions contemplated herein. There are no outstanding rights or obligations of the Buyer to repurchase or redeem any of its equity securities (other than such rights or obligations of the Buyer arising out of, relating to or in connection with the termination of employment of any of the Buyer’s or any of its Subsidiaries’ employees, which are, in the aggregate, not material to Buyer). As of the date of this Agreement, the Buyer does not have outstanding shareholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events except as otherwise provided by the New Jersey Business Corporation Act. 4.9 Issuance of the Buyer Common Stock. The issuance and delivery of the Buyer Common Stock in accordance with this Agreement has been duly authorized by all necessary corporate action on the part of the Buyer. The Buyer Common Stock, when so issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable. Upon consummation of the transactions contemplated by this Agreement, the Seller will acquire marketable title to the Buyer Common Stock free from all Liens. 4.10 Representations and Warranties. The Buyer acknowledges and agrees that none of Seller, the Owners or any other Person has made any representation or warranty as to Seller, the Company, the Owners or this Agreement, except as expressly set forth in this Agreement (including the related portions of the schedules) or the other Transaction Documents. Without limiting the generality of the foregoing, none of the Seller, the Company, the Owners or any other Person makes or has made any representation or warranty, either express or implied, as to any projection, forecast, statement or information made, communicated, or furnished (orally or in writing) to the Buyer or its Affiliates or representatives (including any information, projection, document, material or advice that may have been or may be provided or made available to the Buyer or any of its representatives by the Seller, the Company, the Owners or any of their

{N0110076 } 39 respective Affiliates or representatives, including in any online data room or management presentations), except as expressly and specifically covered by a representation and warranty set forth in Section 3 or Section 4. 5. COVENANTS OF THE COMPANY, THE SELLER, THE MAJORITY OWNERS AND THE BUYER. 5.1 Confidentiality. (a) Each of the Seller and the Majority Owners will keep confidential and not directly or indirectly reveal, report, publish, disclose or transfer any Confidential Information, and will not use such information for their own benefit or for the benefit of any other Person (other than the Company and the Buyer, and their respective Affiliates), and will cause all of their respective Agents to do the same. (b) Notwithstanding the foregoing limitations, no party to this Agreement will be required to keep confidential or return any information to the extent that such information: (i) is known or available through other lawful sources not bound by a confidentiality agreement or duty with the disclosing party; (ii) is or becomes publicly known or generally known in the industry through no fault of the receiving party or its Agents; (iii) is developed by the receiving party independently of the disclosure by the disclosing party and without reference to such Confidential Information; (iv) required to be disclosed pursuant to Law (including applicable securities Laws and rules and regulations of any applicable stock exchange), provided, that the other parties are given reasonable prior notice or consent thereto, and then such information is disclosed only to the limited extent required to be disclosed; or (v) to the extent reasonably required to be disclosed in connection with any lawsuit, arbitration or other proceeding relating to a dispute between the Buyer (or any of its Affiliates) and the Majority Owners (or any of them). 5.2 Tail Insurance. Prior to the Closing, the Company procured, at its sole cost and expense, and will pay all premiums under, a three-year tail insurance policy (the “Tail Policy”) to the Company’s directors’ and officers’, employment practices and/or fiduciary liability insurance policy/ies existing as of the Closing on terms with respect to coverage that are no less favorable than those of such policy/ies in effect as of the Closing Date, and which will cover acts and omissions of current and former officers and directors, managers, employees and/or fiduciaries as well as all insured entities for the three-year period prior to the Closing Date. The Buyer was provided with the right to review and comment upon the terms of any proposed Tail Policy, including the conversion endorsement thereto, and the Company agrees to use its reasonable best efforts to obtain any and all recommended changes. The parties hereto further agree that the amount of any retention due under or in respect of the Tail Policy will be treated as a Seller Expense, and that no such retention or any other amount due under or in respect of the Tail Policy will be payable by the Buyer or any of its Affiliates. 5.3 Agreement Regarding Intellectual Property. The Seller and each Majority Owner has already disclosed or prior to Closing will disclose to the Company any and all Intellectual Property developed by such Person (alone or jointly with others) on behalf of the Company or necessary for or used in the business of the Company, and does hereby assign to the Company any and all right, title and interest that such Person may have in and to such Intellectual Property. Each of the Seller and the Majority Owners represents that he or she has not made any assignment of, or granted any rights or interests in any such Intellectual Property to any Person other than the Company, and has not disclosed such Intellectual Property to any third party. Upon the Buyer’s or the Company’s request at any time, including any time after the Closing, each of the Seller and the Majority Owners will execute and deliver to the Buyer or the Company such other documents as the Buyer or the Company reasonably deems necessary or desirable to vest in the Company the sole ownership of and exclusive worldwide rights in and to, all of such Intellectual Property

{N0110076 } 40 and to register and defend such ownership rights. Each such Person will deliver to the Company all copies or embodiments of such Intellectual Property in any media in his or her possession on or before Closing. 5.4 Name Change. Following the Closing, the Buyer shall have the exclusive right to use, in connection with the operation of the Business: (a) the name “Danya,” (b) any trade name of the Company used in connection with the operation of the Business, (c) the brand name of each service of the Company used in connection with the operation of the Business, and (d) any derivations of any of the foregoing, including, any domain name or Social Media account using such name. The Seller agrees to take all necessary actions, including filing an amendment to the Charter of its Subsidiaries or Affiliates (which for the avoidance of doubt, includes The Danya Institute, Inc.) with the relevant State agency(ies), and amendments to its foreign qualification with each foreign jurisdiction where it transacts business, to change its name promptly following the Closing Date, but in any event no later than three (3) days following the Closing Date, to a name that is not similar to such names, to allow the Buyer to exercise such rights. If, within ten (10) years following the Closing, the Buyer shall determine to discontinue all uses of the “Danya” name, the Buyer shall within one (1) year following such discontinuation of use assign whatever rights Buyer may have in such name, including the Danya.com URL domain name if it has been maintained, on an “as is” “no warranties” basis to Jeff Hoffman for his use in any manner that is not in conflict with the business of the Buyer and its Affiliates (and the Buyer shall take all necessary actions to effect such transfer upon the reasonable request of Jeff Hoffman at Jeff Hoffman’s cost and expense). Within three (3) Business Days following the Closing, the Majority Owners shall cause The Danya Institute, Inc. to amend its Charter to remove any reference to the Company. Notwithstanding anything to the contrary contained herein, The Danya Institute, Inc. shall be permitted to continue to use the name “Danya” (including in its corporate name in its Charter) for a period of 18 months following the Closing Date. 5.5 LLC Conversion. Notwithstanding anything to the contrary contained in this Agreement, (i) except to the extent such Liability arises from the failure of Seller or Owners to complete a step of the Reorganization, including making applicable Tax elections required to be completed; or (ii) except with respect to Taxes arising from the LLC Conversion prior to the Closing, neither Seller nor any Owner shall have any Liability of any kind with respect to the LLC Conversion or the effects thereof, all of which shall be at the sole risk and liability of Buyer, including (a) any liability arising from any assertion by any Governmental Authority that the LLC Conversion gives rise to a requirement that any Government Contract be novated, or that the consent or approval of any Governmental Authority is required in connection therewith, (b) any breach of any representation or warranty contained in this Agreement or in any Transaction Document, or in any schedule, certificate or other writing delivered pursuant hereto or thereto, arising solely as a result of any of the LLC Conversion and (c) any Transfer Taxes arising in connection with the transactions contemplated by the LLC Conversion. 5.6 Market Stand-Off. The Company, the Seller and the Majority Owners acknowledge that the existence of this Agreement and the negotiations with respect hereto may be considered material non- public information. The Company, the Seller and the Majority Owners will not, and will notify in writing those Company officers, directors/managers and Affiliates and those of the Company’s employees who have knowledge or become aware of the existence of this Agreement and/or the negotiations with respect hereto not to, purchase, sell, pledge, hypothecate or otherwise transfer, or grant or acquire any option or other right to purchase, any securities of the Buyer from the date hereof through the third Business Day after the public announcement by the Buyer of the existence of this Agreement and its subject rights. 5.7 Attorney-Client Privilege; Retention of Counsel. The parties acknowledge that Greenberg Traurig, LLP and Keith R. Malley, PC (collectively, “Counsel”) have represented the Seller, the Majority Owners and the Company in connection with the transactions contemplated by this Agreement. Buyer and the Company agree that the attorney-client privilege, attorney work-product protection, and expectation of client confidence shall attach as a result of Counsel’s representation of the Company, the Seller and/or the

{N0110076 } 41 Majority Owners in connection with the transactions contemplated by this Agreement to all confidential communications between Counsel and the Seller, the Majority Owners and/or the Company, or its officers, directors or employees that occurred (in the case of the Company only) prior to Closing but solely relating to Counsels’ representation of the Company, the Seller and/or the Majority Owners in connection with the transactions contemplated by this Agreement. All privileged information or attorney work product of Counsel or any other attorney relating to Company that was not related directly to the transactions contemplated by this Agreement shall remain property and assets of the Company. In no event will the Company or Buyer after the Closing object to the retention by the Seller and/or the Owners of Counsel in connection with defending or prosecuting any claim subject to Seller’s and the Majority Owner’s indemnification obligations under this Agreement. 5.8 Additional Restrictions on Transfer of Shares; Piggyback Registration Rights. (a) Lock-Up. The Seller agrees that, during the period from the Closing to the six (6) month anniversary of the Closing Date and during the holding period required under Rule 144 promulgated under the Securities Act and SEC rules (the “Lock Up Period”), he/she shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase, pledge or otherwise transfer or dispose of the common stock of the Buyer acquired pursuant to this Agreement. The Seller further agrees that during the period commencing six (6) months after the Closing and terminating eighteen (18) months thereafter (the “Restricted Period”), during any calendar month, the Seller may not sell more than the greater of (i) 1/18 of the aggregate number of shares of Buyer Common Stock issued at the Closing, or (ii) 10% of the total trading volume of the Buyer Common Stock for the previous calendar month. The foregoing provisions of this Section 5.8(a) shall not apply to (i) sales of Buyer Common Stock to be included in an underwritten offering effected pursuant to Section 5.8(b), (ii) bona fide gifts, provided the recipient thereof agrees in writing with the Buyer to be bound by the restrictions contained in this Section 5.8(a), (iii) dispositions to any trust for the direct or indirect benefit of a holder of Buyer Common Stock Recipient and/or the immediate family of a holder of Buyer Common Stock, provided that such trust agrees in writing with the Buyer to be bound by the terms of this Section 5.8(a), (iv) transfers of shares in the event of death by will or intestacy, or (v) a distribution of shares of Buyer Common Stock to stockholders, members or other equity owners of the holder of Buyer Common Stock, provided the recipient thereof agrees in writing with the Buyer to be bound by the restrictions contained in this Section 5.8(a); provided further, that upon the effective date of a Registration Statement covering the common stock issued to the Seller pursuant to this Agreement that is not part of an underwritten offering, the Lock Up Period will terminate and the Restricted Period will be extended to the period between the effective date of such Registration Statement and the six (6) month anniversary of the Closing Date. (b) Piggyback Registration Rights. (i) Whenever the Buyer proposes to register the offer and sale of any shares of Buyer Common Stock under the Securities Act (other than a registration (A) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Buyer pursuant to any employee stock plan or other employee benefit arrangement), (B) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (C) in connection with any dividend or distribution reinvestment or similar plan, or (D) pursuant to any rights offering or other distribution to shareholders), whether for its own account or for the account of one or more stockholders of the Buyer and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for the resale of the shares of Buyer Common Stock being issued hereunder (a “Piggyback Registration”), the Buyer shall give prompt written notice (in any event no later than ten days prior to the filing of such Registration Statement) to the holders of Registrable Securities (as defined below) of its intention to effect such a registration and, subject to paragraphs (ii) and (iii) below, shall include in such registration all

{N0110076 } 42 Registrable Securities with respect to which the Buyer has received written requests for inclusion from the holders of Registrable Securities within five days after the Buyer’s notice has been given to each such holder. If any Piggyback Registration Statement pursuant to which holders of Registrable Securities have registered the offer and sale of Registrable Securities is a Registration Statement on Form S-3 or the then appropriate form for an offering to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act or any successor rule thereto (a “Piggyback Shelf Registration Statement”), such holder(s) shall have the right, but not the obligation, to be notified of and to participate in any offering under such Piggyback Shelf Registration Statement (a “Piggyback Shelf Takedown”). As used herein, “Registrable Securities” means the shares of Buyer Common Stock issued pursuant to this Agreement, as well as any equity securities of Buyer issued or issuable with respect to any such shares by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event. (A) Notwithstanding the foregoing, however, if at any time after giving written notice of its intention to register any securities and prior to the effective date of the Registration Statement filed in connection with such registration, Buyer shall determine for any reason not to register or to delay registration of such securities, Buyer may, at its election, give written notice of such determination to such holders and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section 5.8(a) for the same period as the delay in registering such other securities. (B) The foregoing obligations are conditioned on each holder to furnishing to Buyer information regarding such holder and the distribution of such Registrable Securities as is required by law to be disclosed in the Registration Statement, Prospectus, supplemented Prospectus and/or amended Registration Statement, including any information necessary to allow Buyer to fulfill its undertakings made in accordance with Item 512 of Regulation S-K, and Buyer may exclude from such registration the Registrable Securities of any such holder who fails to furnish such information within a reasonable time prior to the filing of each Registration Statement, Prospectus, supplemented Prospectus and/or amended Registration Statement. (ii) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as a primary underwritten offering on behalf of the Buyer and the managing underwriter advises the Buyer and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration or Piggyback Shelf Takedown) in writing that in its reasonable and good faith opinion the number of shares of Buyer Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Buyer Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Buyer Common Stock which can be sold in such offering and/or that the number of shares of Buyer Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Common Stock to be sold in such offering, the Buyer shall include in such registration or takedown (A) first, the shares of Buyer Common Stock that the Buyer proposes to sell; (B) second, the shares of Buyer Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (C) third, the shares of Buyer Common Stock requested to be included therein by holders of Buyer Common Stock other than holders of Registrable Securities, allocated among such holders in such manner as they may agree.

{N0110076 } 43 (iii) If a Piggyback Registration or Piggyback Shelf Takedown is initiated as an underwritten offering on behalf of a holder of Buyer Common Stock other than Registrable Securities, and the managing underwriter advises the Buyer in writing that in its reasonable and good faith opinion the number of shares of Buyer Common Stock proposed to be included in such registration or takedown, including all Registrable Securities and all other shares of Buyer Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Buyer Common Stock which can be sold in such offering and/or that the number of shares of Buyer Common Stock proposed to be included in any such registration or takedown would adversely affect the price per share of the Buyer Common Stock to be sold in such offering, the Buyer shall include in such registration or takedown (A) first, the shares of Buyer Common Stock requested to be included therein by the holder(s) requesting such registration or takedown and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Buyer Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (B) second, the shares of Buyer Common Stock requested to be included therein by other holders of Buyer Common Stock, allocated among such holders in such manner as they may agree. 6. CLOSING DELIVERABLES. 6.1 Closing Deliverables to be Delivered by the Company and the Seller. On the Closing Date, the Company and the Seller will deliver or cause to be delivered to the Buyer the following, each in form and substance acceptable to the Buyer: (a) certificates, if certificated, representing the Equity, duly endorsed or accompanied by powers duly executed in blank and otherwise in form acceptable for transfer on the books of the Company; (b) the books and records of the Company, including the membership interest ledger, minute book and company seal of the Company; (c) a certificate dated as of the Closing Date and signed by the Company’s Secretary (or equivalent) and certifying and attaching: (i) copies of resolutions of the Company’s Board of Directors/Managers and equity holder(s) authorizing the execution, delivery and performance of this Agreement and the transactions contemplated hereby (including the Reorganization), and (ii) current and complete copies of the Company’s Charter and Governing Documents; (d) a certificate executed by the chief executive officer (or equivalent) of the Company attaching a check ledger of issued and un-cashed checks for each of the Bank Accounts and a balance statement dated the Closing Date of the Bank Accounts, and identifying the authorized signatories to each such Bank Account; (e) an IRS Form W-9 completed by the Seller; (f) certificates from the State of Maryland and from each jurisdiction where the Company is qualified to do business as a foreign limited liability company/corporation, dated no earlier than fifteen (15) days prior to the Closing Date, as to the good standing of the Company in such jurisdictions; (g) an affidavit of non-foreign status of the Seller, dated as of the Closing Date in form and substance required under Section 1445 of the Code and the Regulations thereunder such that the Buyer is exempt from withholding any portion of the Purchase Price under Section 1445 of the Code;

{N0110076 } 44 (h) a Non-Competition Agreement, substantially in the form of Exhibit B hereto, executed by the Seller and Jeffrey Hoffman; (i) a Consulting Agreement, substantially in the form of Exhibit C hereto, executed by Jeffrey Hoffman; (j) the Escrow Agreement executed by the Seller, and all documents required by the Escrow Agent thereunder (i.e., IRS Form W-9, signature authorization, certified copy of Governing Documents, etc.); (k) resolutions, consents, corporate minutes, certificates and other documentation reasonably necessary to update the books and records of the Company; (l) evidence of the written consent of each of the Option holders (if any) of the Company to the transactions contemplated by this Agreement pursuant to the Option Repurchase Agreement, Release and Waiver, substantially in the form of Exhibit D hereto (the “Option Repurchase Agreement”), executed by each of the Option holders; (m) a release, substantially in the form of Exhibit E hereto (each, a “Minority Owner Release”), executed by each of the Owners other than the Majority Owners; (n) the Flow of Funds Memorandum signed by the Company, the Seller and the Majority Owners, along with professional fees certificates from service providers receiving payments identified therein, either in such provider’s final invoice or otherwise; (o) evidence of the termination of: (i) all transactions set forth on Schedule 2.24(a), other than at-will employment arrangements, (ii) the Operating Agreement, with respect to the Company, without any further liability of the Company to the Seller, (iii) the Contract with the investment banker set forth on Schedule 2.29, terminating any and all obligations of the Company with respect thereto and a release of the Company with respect thereto, and (v) the Option Plan; (p) one or more CD-ROMs or alternatively portable “thumb drives,” in PC-readable format, that contain readable, working Adobe or other (i.e., Microsoft Office) portable document format files that set forth all of the documents made available, provided or delivered to the Buyer prior to the Closing; (q) evidence that each step of the Reorganization, including applicable Tax elections, was properly effected in accordance with applicable corporate and Tax Laws; (r) suitable documentation for the control of all bank and other financial accounts set forth on Schedule 2.31, as prescribed by the Buyer; (s) documentation evidencing the release and extinguishment of all of the Debt of the Company and Liens on any of the Assets, except as otherwise set forth on Schedule 2.9 of the Disclosure Schedules; (t) copies or embodiments of material Intellectual Property, if any, in accordance with Section 5.3; (u) evidence of the Company’s transfer (whether by dividend, contribution or otherwise) of (i) its equity ownership in each of Danya International Technology Enabled Solutions, Danya International Kenya Limited and Anthrotronix, Inc., and (ii) any interest in, or affiliation with, the “Living in Balance”

{N0110076 } 45 works, and all related Contracts, each of which is listed on Schedule 6.1(w), each in a form reasonably satisfactory to Buyer; (v) a release by the Subsidiaries of the Company and by The Danya Institute, Inc., in a form reasonably satisfactory to Buyer; and (w) resignations and releases effective immediately following the Closing of those directors/managers and officers of the Company, in each case as designated by the Buyer, if any. 6.2 Closing Deliverables to be Delivered by the Buyer. On the Closing Date, the Buyer will deliver or cause to be delivered to the Seller or the third parties referenced in this Agreement, including Section 1.2(b), as applicable: (a) the portion of the Purchase Price due at Closing as provided in Section 1; (b) a copy of the irrevocable instructions to the transfer agent for the Buyer’s Common Stock instructing the transfer agent to deliver on an expedited basis to the Seller (at the address provided for such Seller in this Agreement) a physical certificate representing the number of shares of Buyer Common Stock determined in accordance with Section 1.1(b)(ii), which shall be issued and distributed to the Seller; and (c) the Escrow Agreement executed by the Buyer and the Escrow Agent. 6.3 Other Closing Deliverables and Actions. The parties hereto will also execute such other documents and perform such other acts, before and after the Closing Date, as may be reasonably necessary for the implementation and consummation of the transactions contemplated by this Agreement. 7. INDEMNIFICATION. 7.1 Indemnification by the Buyer. The Buyer agrees to indemnify and hold harmless the Seller, the Owners, and each of their respective equity holders, trustees, directors, managers, officers, employees and agents (collectively, the “Seller Parties”), against, from and in respect of any and all Losses that are incurred by them based upon, arising out of or otherwise in respect of: (a) the inaccuracy in or breach of any representation or warranty made by the Buyer in this Agreement or in any other Transaction Document to which it is a party, (b) the non-fulfillment or breach of any unwaived covenant, obligation or agreement, in each case as made by or on behalf of the Buyer in this Agreement or in any other Transaction Document to which it is a party, (c) the LLC Conversion (except with respect to any Liability caused by Seller or Owners failure to complete a step of the Reorganization, including making the required Tax filings and except for any Taxes other than Transfer Taxes described in Section 5.5(c)) or (d) enforcing the Seller Parties’ indemnification rights provided for under this Section 7.1. 7.2 Indemnification by the Seller and the Majority Owners. The Seller and each of the Majority Owners, jointly and severally, agree to indemnify and hold harmless the Buyer, its Affiliates and the Company (from and after the Closing), and each of their respective equity holders, trustees, directors, managers, officers, employees and agents (collectively, the “Buyer Parties”), against, from and in respect of any and all Losses that are incurred by them based upon, arising out of or otherwise in respect of: (a) the inaccuracy in or breach of any representation or warranty made by the Company, the Majority Owners or the Seller in this Agreement or in any other Transaction Document to which it is a party, (b) the non- fulfillment or breach by or on behalf of the Seller, the Majority Owners or, at or prior to the Closing, the Company, of any unwaived covenant, obligation or agreement, in each case as contained in this Agreement or in any other Transaction Document to which it is a party or (c) enforcing any of the Buyer Parties’ indemnification rights provided for under this Section 7.2.

{N0110076 } 46 7.3 Supplemental Indemnification. The Seller and each of the Majority Owners, jointly and severally, agree to indemnify and hold harmless the Buyer Parties against, from and in respect of any and all Losses that are incurred by any of the Buyer Parties based upon, arising out of or otherwise in respect of the following, whether or not a breach of a representation, warranty, covenant or agreement in this Agreement or any other Transaction Document to which it is a party: (a) any Taxes: (i) imposed on the Company or the Buyer as the owner of the Company (including any Taxes on built-in gains imposed under Section 1374 of the Code or under comparable provisions of state or local law, underpayment penalties, interest and any Taxes imposed by any Taxing Authority on the Company or employees of the Company) pursuant to federal, state, local or foreign Law, and (ii) attributable to any periods or portions thereof ending on or before the Closing Date in excess of Taxes which are included as liabilities for the purposes of computing Actual Net Working Capital; (b) (i) the Buyer’s inability to treat the purchase of the Company as an asset acquisition for federal income tax purposes and to allocate the Purchase Price to the Company’s assets, including accounts receivable, fixed assets and goodwill, (ii) the loss of the Tax benefits of the step-up in basis in the assets referred to in item (i) above in accordance with Applicable Law, and (iii) any failure to maintain the Company’s status as a disregarded entity within the meaning of Section 7701 of the Code and the Regulations promulgated thereunder for Tax purposes for all times since the date of the LLC Conversion through and including the Closing Date; (c) any rate or other adjustments including any cost disallowances, which result in a Loss to the Company (to the extent such Loss exceeds any reserves on the balance sheet included in the Flow of Funds Memorandum) with respect to any government contracts audits of the Government Contracts related to: (i) any period ending on or before the Closing Date and (ii) any periods beginning before but ending after the Closing Date to the extent any adjustments relate to the portion of such period on or prior to the Closing Date; and (d) the matters set forth in Exhibit F hereto, in each case which result in a Loss to the Company (to the extent such Loss exceeds of any reserves on the balance sheet included in the Flow of Funds Memorandum). 7.4 Survival of Representations, Warranties and Covenants; Reliance. All representations and warranties of the parties hereto contained in this Agreement and the statements or certificates delivered pursuant to Section 6 will survive the execution and delivery hereof and the Closing hereunder, and, after the Closing: (a) the Fundamental Representations and any and all Fraud-Type Claims will survive the execution and delivery hereof and the Closing, and continue indefinitely; (b) the Statutory Representations will survive the execution and delivery hereof and the Closing, and continue until thirty (30) days after the expiration of the applicable statute of limitation; (c) the Government Representations will survive the execution and delivery hereof and the Closing, and continue until the date thirty-six (36) months after the Closing Date; and (d) all other representations and warranties in Section 2, Section 3 and Section 4 will survive the execution and delivery hereof and the Closing, and continue until the date eighteen (18) months after the Closing Date. Each representation and warranty described in clauses (a), (b), (c) and (d), and any related indemnity Claim or right, will further survive if the party asserting such Claim will have provided written notice of such Claim or fact or circumstance reasonably expected to be the basis for a Claim (even if a Loss has not yet occurred) on or prior to the applicable time period referenced in clauses (a), (b), (c) and (d) to the party against which such Claim is asserted. Except as otherwise expressly provided herein, the covenants and agreements contained in this Agreement and the statements or certificates delivered pursuant to Section 6 will survive the execution and delivery hereof and the Closing, and continue indefinitely (unless a shorter period is expressly prescribed with respect to such covenant or agreement). Notwithstanding any right of the Buyer fully to investigate the affairs of the Company and the Seller, and

{N0110076 } 47 notwithstanding any Knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the Buyer has the right to rely fully upon the representations and warranties of each of the Company, the Majority Owners and the Seller contained in this Agreement and the other Transaction Documents. 7.5 Certain Limitations on Indemnification Obligations. (a) Except as otherwise expressly provided in this Section 7, other than with respect to the Fundamental Representations, Statutory Representations or Fraud-Type Claims, the Buyer Parties will not be entitled to receive any indemnification payments under Section 7.2(a) until the aggregate amount of Losses incurred by the Buyer Parties exceed $350,000 (the “Basket Amount”), and then only to the amount of Losses incurred in excess of one-half of the Basket Amount. (b) Except as otherwise expressly provided in this Agreement, the maximum aggregate amount of indemnification payments for which the Seller and the Majority Owners will have liability to the Buyer Parties under this Section 7, and the maximum aggregate amount that the Buyer Parties will be entitled to recover from the Seller and the Owners will not exceed: (i) ten percent (10%) of the Purchase Price with respect to Claims under Section 7.2(a), other than with respect to the Fundamental Representations, Statutory Representations or the Government Representations; (ii) thirty percent (30%) of the Purchase Price with respect to Claims under Section 7.2(a), solely with respect to the Government Representations and all claims that are subject to the additional limitation set forth in Section 7.5(b)(i), collectively (for purposes of clarity, any Claims under Section 7.2(a), other than with respect to the Fundamental Representations, Statutory Representations or Government Representations, shall be subject to the 10% limitation set forth in Section 7.5(b)(i), and any such Claims together with any Claims with respect to the Government Representations shall also be subject to the additional limitation set forth in this paragraph (ii), such that if the 10% limitation in Section 7.5(b)(i) was reached, the maximum aggregate amount that the Buyer Parties would be entitled to recover from the Seller and the Owners could not exceed 20% of the Purchase Price with respect to the Government Representations); and (iii) the Purchase Price with respect to all Claims arising under or in connection with this Agreement or the transactions contemplated hereby, other than Fraud-Type Claims. For the avoidance of doubt, Fraud-Type Claims will not be limited in amount that the Buyer Parties will be entitled to receive under this Section 7. (c) Notwithstanding anything to the contrary in this Agreement: (i) any indemnification payments based upon or any Losses related to any and all breaches of the Fundamental Representations, the Statutory Representations, or Fraud-Type Claims will not be subject to the Basket Amount set forth in Section 7.5(a); (ii) for purposes of determining the amount of Losses resulting from, arising out of or relating to breach of any such representation or warranty (but not for determining whether a breach has occurred), all of the representations and warranties set forth in this Agreement (including, for the avoidance of doubt, the Disclosure Schedules) or any other Transaction Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification;

{N0110076 } 48 (iii) none of the Buyer Parties or the Seller Parties will be permitted to recover any Losses pursuant to this Section 7 to the extent such party has been indemnified or reimbursed for such amount under any other provision of this Agreement (including if there has been included in the calculation of Actual Working Capital a specific liability or reserve relating to such matter); (iv) (A) each Loss shall be reduced by the amount of any insurance proceeds actually paid to any indemnified party with respect to such Loss (net of any related deductibles, increase in premium and any out-of-pocket expenses to obtain such proceeds) and any indemnity, contribution or other similar payment actually paid to any of the indemnified parties by any third party with respect to such Loss (net of any out-of-pocket expenses incurred by the indemnified parties in obtaining such third party payment); (B) the indemnified parties shall promptly reimburse the indemnifying party for any amounts previously paid to any indemnified party on account of Losses for which any indemnified party later recovers any insurance proceeds or receives any indemnity, contribution or similar payment (subject to the reductions set forth in item (A) above); and (C) the indemnified parties shall use commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses; provided, that no indemnified party will be required to bring any litigation or proceeding (arbitral, administrative, legal or otherwise, including any informal proceeding) against a third party under this item (iv); and (v) any and all liability of the Seller Parties under Section 7.2 or Section 7.3 shall first be satisfied from the amount remaining in the Escrow Account. 7.6 Defense of Claims. In the case of any Claim for indemnification under Section 7.1, Section 7.2 or Section 7.3 arising from a Claim of a third party (including the IRS or any other Governmental Authority), an indemnified party must give prompt written notice to the indemnifying party of any Claim of which such indemnified party has Knowledge and as to which it may request indemnification hereunder, which notice shall describe in reasonable detail the nature of the Claim, an estimate of the amount of Losses attributable to such Claim, if determinable, and the basis of the indemnified party’s request for indemnification under this Agreement. The failure to give such notice will not, however, relieve the indemnifying party of its indemnification obligations except to the extent that the indemnifying party is actually harmed thereby. The indemnifying party will have the right to defend and to direct the defense against any such Claim in its name and at its expense, and with counsel selected by the indemnifying party unless: (A) the indemnifying party fails to acknowledge fully its obligations to the indemnified party(ies) under this Agreement within thirty (30) calendar days after receiving notice of such third party Claim; (B) the applicable third party claimant is a Governmental Authority or a then-current customer of the Buyer or the Company or any of their respective Affiliates; (C) the applicable third party alleges Fraud-Type Claims; (D) an adverse judgment with respect to the Claim will establish a precedent materially adverse to the continuing business interests of the Company, the Buyer or their respective Affiliates; (E) there is a material conflict of interest between the indemnified party and the indemnifying party in the conduct of such defense; (F) the third party Claim is criminal in nature, could reasonably be expected to lead to criminal proceedings and/or (G) the third party Claim seeks injunctive relief or other equitable remedies against the indemnified party(ies), including suspension or debarment, or if a Buyer Party is the indemnified party, seeks indemnification for amounts greater than the amounts remaining in the Escrow Account. If the indemnifying party elects, and is entitled, to compromise or defend such Claim, it will within thirty (30) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so, and the indemnified party must, at the request and expense of the indemnifying party, cooperate in the defense of such Claim. If the indemnifying party elects not to, or is not entitled under this Section 7.6 to, compromise or defend such Claim, fails to notify the indemnified party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the indemnified party may pay, compromise or defend such Claim. Notwithstanding anything to the contrary contained herein, the indemnifying party will have no indemnification obligations with respect to any such Claim which has been or will be settled by the indemnified party without the prior written consent of the

{N0110076 } 49 indemnifying party (which consent may not be unreasonably withheld, conditioned or delayed). The indemnifying party’s right to direct the defense will include the right to compromise or enter into an agreement settling any Claim by a third party; provided, that no such compromise or settlement will obligate the indemnified party to agree to any settlement that: (i) requires the taking or restriction of any action (including the payment of money and competition restrictions) by the indemnified party other than the delivery of a release for such Claim, except with the prior written consent of the indemnified party (such consent to be withheld, conditioned or delayed only for a good faith reason), or (ii) if a Buyer Party is the indemnified party, exceeds the amounts remaining in the Escrow Account unless the indemnifying party sets aside the amount of such excess in an escrow arrangement reasonably acceptable to the indemnified party. Notwithstanding the indemnifying party’s right to compromise or settle in accordance with the immediately preceding sentence, the indemnifying party may not settle or compromise any Claim over the objection of the indemnified party; provided, however, that consent by the indemnified party to settlement or compromise will not be unreasonably withheld, conditioned or delayed. The indemnified party will have the right to participate in the indemnifying party’s defense of any Claim with counsel selected by it subject to the indemnifying party’s right to direct the defense. The fees and disbursements of such counsel will be at the expense of the indemnified party. For purposes of clarity, but without altering any of the other provisions of this Section 7.6, nothing herein shall require that the indemnified party refrain from paying any Claim that has matured by an Order, unless an appeal is duly taken therefrom and exercise thereof has been stayed, nor will it be required to refrain from paying any Claim where the delay in paying such Claim would result in the foreclosure of a Lien upon any of the property or assets then held by the indemnified party or where any delay in payment would cause the indemnified party material economic loss. 7.7 Non-Third Party Claims. Any Claim which does not result from a third party Claim will be asserted by a written notice to the other party or parties describing in reasonable detail the nature of the Claim, an estimate of the amount of Losses attributable to such Claim and the basis of the indemnified party’s request for indemnification under this Agreement, and will be identified as a “DIRECT INDEMNITY CLAIM NOTICE.” The recipient of such notice will have a period of thirty (30) days after receipt of such notice within which to respond thereto. During such thirty (30) day period, the recipient will have the right to cure any applicable breach of this Agreement or any other Transaction Document. If the recipient does not respond within such thirty (30) days and does not cure the applicable breach, the recipient will be deemed to have accepted responsibility for the Losses set forth in such notice and will have no further right to contest the validity of such notice. If the recipient responds within such thirty (30) days after the receipt of the notice and rejects such Claim in whole or in part, the party delivering will be free to pursue such remedies as may be available to it under this Agreement, any other Transaction Document or Applicable Law. 7.8 Tax Treatment. Unless otherwise required by Applicable Law, all indemnification payments will constitute adjustments to the Purchase Price for all Tax purposes, and no party will take any position inconsistent with such characterization. 7.9 No Right of Contribution. Neither the Seller nor the Majority Owners will have any right to seek contribution from the Buyer or the Company with respect to all or any part of the Seller’s or the Majority Owners’ indemnification obligations under this Section 7. 7.10 Exclusive Remedy. Except as otherwise expressly provided in this Agreement and except with respect to Fraud-Type Claims or claims for injunctive relief, the remedies provided for in this Section 7 will be the sole and exclusive remedies of the parties hereto and their Affiliates and their respective stockholders, members, managers, trustees, officers, directors, employees, agents, representatives, successors and assigns for claims arising out of any breach of or inaccuracy in any representation, warranty, covenant, agreement or obligation contained in this Agreement or related to the transactions contemplated by this Agreement (other than claims arising under the Escrow Agreement or the Non-Competition

{N0110076 } 50 Agreement being entered into by the Majority Owners on the date hereof pursuant to this Agreement); provided, however, that the rights and remedies provided by this Agreement are cumulative and non- exclusive, and the availability or use of any one right or remedy by any party will not preclude or waive the right to use any or all other remedies. 7.11 No Waiver. The provisions in this Section 7 do not: (a) waive or affect any Fraud-Type Claims to which any party may be entitled, or relieve or limit the liability of any party from any liability arising out of or resulting from Fraud-Type Claims, and (b) waive or affect any equitable remedies to which any party may be entitled. 8. POST CLOSING MATTERS. 8.1 Cooperation. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Section 7). 8.2 Transition. Neither the Company, the Majority Owners nor the Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing. The Seller and the Majority Owners will refer all customer inquiries relating to the Company’s business to the Company and its Affiliates from and after the Closing. 8.3 Tax Matters. (a) Periods Ending on or Before the Closing Date. The Seller will prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Closing Date which are filed after the Closing Date. Any Tax Returns filed pursuant hereto must be consistent with prior Tax Returns of the Company. No later than twenty (20) days prior to filing, the Seller will deliver or cause to be delivered to the Buyer all such Tax Returns and any related work papers and will permit the Buyer to review and comment on each such Tax Return and will make such revisions to such Tax Returns as are reasonably requested by the Buyer. The Seller will timely pay to the appropriate Taxing Authority any Taxes of the Company with respect to such periods to the extent such Taxes were not included as a liability in the calculation of Actual Net Working Capital. The costs, fees and expenses related to the preparation of such Tax Returns will be estimated and accrued as a liability of the Company for purposes of calculating Net Working Capital and the amount estimated and accrued will be paid by the Company and any costs, fees and expenses in excess of such amount shall be paid by the Seller. (b) Periods Beginning Before and Ending After the Closing Date. To the extent that any Tax Returns of the Company relate to any Tax periods which begin on or before the Closing Date and end after the Closing Date, the Buyer will prepare or cause to be prepared in a manner consistent with the prior Tax Returns of the Company unless otherwise required by Applicable Law and file or cause to be filed any such Tax Returns. The Buyer will permit the Seller to review and comment on each such Tax Return described in the preceding sentence at least twenty (20) days prior to filing such Tax Returns and will make such revisions to such Tax Returns as are reasonably requested by the Seller unless otherwise required by Applicable Law. Any Taxes of the Company with respect to the portion of such period ending on the Closing Date, to the extent such Taxes were not included as a liability in the calculation of Actual Net Working Capital, will be paid in cash by the Seller to the Company at least three Business Days before the due date for the Tax Return reflecting such Taxes. The costs, fees and expenses related to the preparation

{N0110076 } 51 of such Tax Returns will be paid equally by the Seller, on the one hand, and the Buyer, on the other hand. For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a taxable period that includes but does not end on the Closing Date, the portion of such Tax which relates to the portion of such taxable period ending on the Closing Date will: (i) in the case of any ad valorem Tax on real or personal property or franchise Tax not based on gross or net income, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction: (a) the numerator of which is the number of days in the taxable period ending on the Closing Date and (b) the denominator of which is the number of days in the entire taxable period, and (ii) in the case of any Tax other than those described in clause (i) above, be deemed equal to the amount which would be payable if the relevant taxable period ended on the Closing Date. Any credits relating to a taxable period that begins before and ends after the Closing Date will be taken into account as though the relevant taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations will be made in a manner consistent with the prior practice of the Company unless otherwise required by Applicable Law. All Seller Expenses and payments to the Option Holders pursuant to the Option Cancellation Agreements shall be apportioned to the Tax period ending on or before Closing to the extent permissible by Applicable Law; (c) Tax Sharing Agreements. The Seller will cause all Tax Sharing Agreements or similar agreements with respect to or involving the Company to be terminated as of the Closing Date and, after the Closing Date, the Company will not to be bound thereby or have any liability thereunder. (d) Conduct of Audits and Other Procedural Matters. (i) Except as set forth in this Section 8.3(d)(i) below, each party hereto will, at its own expense, control any audit or examination by any Governmental Authority, and have the exclusive right to initiate any Claim for refund or amended return, and contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment of Taxes (“Tax Proceedings”) for any taxable period for which that party is charged with payment or indemnification responsibility under this Agreement. In the case of any Tax Proceedings relating to any period that begins on or before the Closing Date and ends after the Closing Date, the Buyer will control such Tax Proceedings and will consult in good faith with the Seller as to the conduct of such Tax Proceedings. In no event will the Seller settle any Tax Proceeding relating to any period that begins and ends on or before the Closing Date in a manner which would adversely affect the Buyer, without the prior written consent of the Buyer, which consent may not be unreasonably withheld, conditioned or delayed. (ii) Each party hereto will, at the expense of the requesting party, execute or cause to be executed any IRS Form 2848 power of attorney or other documents reasonably requested by such requesting party to enable it to take any and all actions such party reasonably requests with respect to any Tax Proceedings that the requesting party controls. (iii) Each party hereto will promptly forward to the other party all written notifications and other written communications, including if available the original envelope showing any postmark, from any Taxing Authority received by such party or its Affiliates relating to any liability for Taxes for any taxable period for which such other party or any of its Affiliates is charged with payment or indemnification responsibility under this Agreement. Each indemnifying party will promptly notify, and consult with, each indemnified party as to any action it proposes to take with respect to any liability for Taxes for which it is required to indemnify another party, and will not enter into any closing agreement or final settlement with any Taxing Authority with respect to any such liability without the written consent of the indemnified parties, which consent may not be unreasonably withheld, conditioned or delayed, unless such settlement would be reasonable in the case of a Person that owned the Company both before and after the Closing Date. The failure by a party to provide timely notice under this subsection will not relieve the other party

{N0110076 } 52 from its indemnification obligations under this Agreement with respect to the subject matter of any notification not timely forwarded, except to the extent the other party is actually harmed thereby. (e) Certain Taxes. Except as provided in Section 5.5(c), all transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Agreement (“Transfer Taxes”) shall be paid one-half by the Seller and one-half by the Buyer. The parties shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, the Buyer shall, and shall cause its Affiliates to, join in the execution of any such returns and other documentation. (f) Cooperation and Exchange of Information. The Owners, Seller and Buyer shall provide each other with such cooperation and information as either of them reasonably may request of the other (and Buyer shall cause the Company to provide such cooperation and information) in filing any Tax Return, amended Tax Return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with related work papers and documents relating to rulings or other determinations by taxing authorities, and to make commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that is or otherwise would be imposed absent such certificate or document (including with respect to the transactions contemplated hereby). The Seller and Buyer shall make themselves (and, in the case of Buyer, its employees) reasonably available on a mutually convenient basis to provide explanations of any documents or information provided under this Section 8.3. Notwithstanding anything to the contrary in this Agreement, each of the Seller, the Owners, and the Buyer shall retain all Tax Returns, work papers and all material records or other documents in its possession (or in the possession of its Affiliates) relating to Tax matters of the Company for any taxable period that includes the date of the Closing and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions or (ii) six years following the due date (without extension) for such Tax Returns. After such time, before the Seller or the Buyer disposes of, or permits any of its Affiliates to dispose of, any such documents in its possession (or in the possession of its Affiliates), the other party shall be given an opportunity, after 90 calendar days’ prior written notice, to remove and retain all or any part of such documents as such other party may select (at such other party’s expense). Any information obtained under this Section 8.3 shall be kept confidential, except as may be otherwise necessary in connection with the filing of Tax Returns or claims for refund or in conducting an audit or other proceeding relating to Taxes. (g) Tax Refunds. To the extent not included as an asset in the computation of Actual Net Working Capital, any Tax refund, Tax credit or similar benefit (including any interest paid or credited with respect thereto) relating to a Tax period or portion thereof ending on or before the Closing Date shall be the property of the Owners and Seller, and if received by the Buyer or the Company shall be paid over promptly to the Owners or Seller, less any costs or expenses incurred (including any Taxes imposed upon the Buyer or the Company) in connection with the receipt thereof. The Buyer shall, if the Seller so requests and at the Seller’s expense, reasonably cooperate with the Seller in filing any amended returns or talking such other steps as may be necessary for and obtaining any refund or claiming any tax credits to which the Owners and Seller are entitled under this Section 8.3(g). Notwithstanding the foregoing, this Section 8.3(g) will not apply if the Tax refund, Tax credit or similar benefit would result in a related Tax detriment for Tax periods or portions thereof beginning after the Closing Date.

{N0110076 } 53 8.4 Covenants Regarding Reorganization and Purchase Price Allocation. (a) Reorganization. Each party agrees that, with respect to the Reorganization for U.S. federal, state and local tax purposes, it shall (as applicable) treat and report the Reorganization as an F Reorganization and shall comply with the filing and recordkeeping requirements of Regulation § 1.368-3. (b) Allocation Statement. Buyer and Seller understand and agree that the purchase and sale of the Equity will be treated for income Tax purposes as a purchase of the assets of the Company by the Buyer and will be treated for income Tax purposes as a sale of the assets of the Company by the Seller. Within 120 days after the Closing, the Buyer will deliver or cause to be delivered to the Seller a statement containing the Buyer’s allocation of the Purchase Price among the Assets (the “Allocation Statement”). The Allocation Statement will be prepared in accordance with Schedule 8.4(b) and Section 1060 of the Code and any comparable provisions of state, local or foreign Law, as appropriate, and the Buyer will involve an independent, reputable accounting or valuation firm in the preparation of the Allocation Statement. The Buyer will permit the Seller to review and comment on such Allocation Statement described in the preceding sentence at least ten (10) days prior to filing such Allocation Statement Returns and will make such revisions to such Tax Returns as are reasonably requested by the Seller. The Buyer, the Company and the Seller Parties will report the allocation of the total consideration among the Assets in a manner consistent with the final Allocation Statement and will act in accordance with the final Allocation Statement in the preparation and timely filing of all Tax Returns (including filing Form 8594 with their respective federal income Tax Returns for the taxable year that includes the Closing Date and any other forms or statements required by the Code, Regulations, the IRS or any applicable state or local Taxing Authority). The Buyer and the Seller agree to promptly provide the other parties with any reasonable additional information with respect to the Buyer or the Seller, as the case may be, and reasonable assistance required to complete IRS Form 8594 or to compute Taxes arising in connection with (or otherwise affected by) the transactions contemplated by this Agreement. Each party will promptly inform the others of any challenge by any Taxing Authority to any allocation made pursuant to this Section 8.4; provided, however, that the Buyer will be fully responsible for conducting and managing any such challenge and any and all costs and expenses related thereto, and agrees to consult with and keep the Seller informed with respect to the status of, and any discussion, proposal or submission with respect to, such challenge. 8.5 Release and Covenant Not to Sue. Subject to and effective as of the Closing, the Seller and each of the Majority Owners hereby releases and discharges the Company and its Affiliates from and against any and all Claims and Liabilities whatsoever, whether known or unknown, both at law and in equity, which the Seller or any of the Majority Owners now has, has ever had or may hereafter have against the Company or any of its Affiliates arising on or prior to the Closing Date or on account of or arising out of any matter occurring on or prior to the Closing Date, including any rights to indemnification or reimbursement from the Company or any of its Affiliates, whether pursuant to its Charter or Governing Documents, Contract or otherwise, and whether or not relating to Claims pending on, or asserted after, the Closing Date. From and after the Closing, the Seller or any of the Majority Owners hereby irrevocably covenants to refrain from, directly or indirectly, asserting any Claim, or commencing or causing to be commenced, any Claim of any kind against the Company and its Affiliates, based upon any matter purported to be released hereby. Notwithstanding anything to the contrary contained herein, none of the Seller nor any of the Majority Owners releases, discharges or waives any Claim that he, she or it has, has ever had or may hereafter have against the Buyer or its Subsidiaries (other than the Company) arising from or related to the Transaction Documents, and the Seller and the Majority Owners hereby expressly reserves any such Claims against the Buyer or its Subsidiaries (other than the Company).

{N0110076 } 54 9. MISCELLANEOUS. 9.1 Certain Interpretive Matters. In this Agreement, unless the context otherwise requires: (i) words of the masculine or neuter gender will include the masculine, neuter and/or feminine gender, and words in the singular number or in the plural number will each include, as applicable, the singular number or the plural number, (ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity, (iii) any accounting term used and not otherwise defined in this Agreement or any Transaction Document has the meaning assigned to such term in accordance with GAAP, (iv) the words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation,” (v) reference to any Law means such Law as amended, modified codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, (vi) any agreement, instrument, insurance policy or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy or Law as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein, (vii) except as otherwise indicated, all references in this Agreement to the underlined words “Section,” “Schedule” and “Exhibit” are intended to refer to Sections, Disclosure Schedules and Exhibits to this Agreement, (viii) the headings of the Sections of this Agreement are for convenience only and in no way modify, interpret or construe the meaning of specific provisions of this Agreement, (ix) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, (x) any reference herein to “dollars” or “$” shall mean United States dollars, (xi) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if,” (xii) the term “or” means “and/or,” (xiii) any reference herein to a Governmental Authority shall be deemed to include reference to any successor thereto, and (xiv) the specificity of any representation or warranty contained herein shall not be deemed to limit the generality of any other representation or warranty contained herein. Each Disclosure Schedule will be deemed incorporated into this Agreement. The parties further acknowledge and agree that: (A) this Agreement is the result of negotiations between the parties and will not be deemed or construed as having been drafted by any one party, (B) each party and its counsel have reviewed and negotiated the terms and provisions of this Agreement (including any Exhibits and Disclosure Schedules attached hereto) and have contributed to its revision, (C) the rule of construction to the effect that any ambiguities are resolved against the drafting party will not be employed in the interpretation of this Agreement, (D) the terms and provisions of this Agreement will be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement, (E) neither the drafting history nor the negotiating history of this Agreement may be used or referred to in connection with the construction or interpretation of this Agreement, (F) for the Company or the Seller to have made a document “available,” “provided” or “delivered” it to the Buyer, such document must have been uploaded to the Company’s electronic datasite at least two (2) days prior to the execution of this Agreement, provided, that with respect to any documents uploaded to the Company’s electronic data site within five (5) Business Days prior to the date of this Agreement, the Company shall provide Buyer with advance or contemporaneous written notice. 9.2 Expenses. Except as otherwise expressly set forth elsewhere in this Agreement, the Buyer will bear its own legal and other fees and expenses incurred in connection with its negotiating, executing and performing this Agreement, including any related broker’s or finder’s fees with which it has contracted, and the Company and the Seller and the Majority Owners will bear their respective legal and other fees and expenses incurred in connection with their negotiating, executing and performing this Agreement, including any related broker’s or finder’s fees with which any of them have contracted, for periods on or before the

{N0110076 } 55 Closing Date in accordance with Section 1.2(b). The Seller and the Majority Owners will bear their own legal and other fees and expenses incurred in connection with this Agreement after the Closing, including any related broker’s or finder’s fees with which either of them have contracted, subject to the provisions of this Agreement. 9.3 Amendment; Benefit and Assignability. This Agreement may be amended only by the execution and delivery of a written instrument by or on behalf of the parties hereto. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. For the avoidance of doubt, the Buyer will have the right to assign its rights and obligations under this Agreement in connection with any financing of the transactions contemplated hereby. This Agreement (and the parties respective rights hereunder) may not be assigned by any party without the prior written consent of the other parties; provided, however, that the Buyer may assign all or any portion of this Agreement to any Affiliate of the Buyer, so long as the Buyer will remain obligated for the payment of the Purchase Price and the performance of this Agreement. 9.4 Notices. (a) All notices, demands and other communications pertaining to this Agreement (“Notices”) must be in writing addressed as follows: If to the Seller or the Majority Owners: DI Holdings, Inc. 11810 Grand Park Ave, Suite 500 North Bethesda, MD 20852 Attention: Jeff Hoffman E-Mail: jeffhoffmanphd@gmail.com with a copy to (that will not constitute notice): Greenberg Traurig, LLP 1750 Tysons Boulevard, Suite 1200 McLean, Virginia 22102 Attention: Tim Jessell Facsimile: (703) 749-1301 E-Mail: jessellt@gtlaw.com If to the Buyer (or the Company after the Closing): DLH Holdings Corp. 3565 Piedmont Road NE, Building 3, Suite 700 Atlanta, Georgia 30305 Attention: Chief Executive Officer and Chief Financial Officer E-Mail: Zach.Parker@DLHcorp.com and Kathryn.JohnBull@DLHcorp.com with a copy to (that will not constitute notice): Holland & Knight LLP 1600 Tysons Boulevard, Suite 700 McLean, Virginia 22102 Attention: Adam J. August

{N0110076 } 56 Facsimile: (703) 720-8610 E-Mail: adam.august@hklaw.com (b) Notices will be deemed given five (5) Business Days after being mailed by certified or registered United States mail, postage prepaid, return receipt requested, or on the first Business Day after being sent, prepaid, by nationally recognized overnight courier that issues a receipt or other confirmation of delivery. Notices delivered via facsimile or electronic mail will be deemed given when actually received by the recipient. Notices delivered by personal service will be deemed given when actually received by the recipient. Any party may change the address to which Notices under this Agreement are to be sent to it by giving written notice of a change of address in the manner provided in this Agreement for giving Notice. 9.5 Waiver. Unless otherwise specifically agreed in writing to the contrary: (a) the failure of any party at any time to require performance by any other party of any provision of this Agreement will not affect such party’s right thereafter to enforce the same; (b) no waiver by any party of any default by any other party will be valid unless in writing and acknowledged by an authorized representative of the non- defaulting party, and no such waiver will be taken or held to be a waiver by such party of any other preceding or subsequent default; and (c) no extension of time granted by any party for the performance of any obligation or act by any other party will be deemed to be an extension of time for the performance of any other obligation or act hereunder. 9.6 Entire Agreement. This Agreement (including the Recitals, the Exhibits and Disclosure Schedules hereto, which are incorporated by reference herein and deemed a part of this Agreement) and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter hereof and referenced herein, and supersede and terminate any prior agreements between the parties or their respective Affiliates (written or oral) with respect to the subject matter hereof, including that certain Letter of Intent dated October 21, 2015, as extended, by and between the Company and the Buyer. 9.7 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, with the same effect as if the signature on each such counterpart were on the same instrument. Further, this Agreement may be executed by transfer of an originally signed document by facsimile or e-mail in PDF format, each of which will be as fully binding as an original document. 9.8 Severability. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions will not in any way be affected or impaired. Any illegal or unenforceable term will be deemed to be void and of no force and effect only to the minimum extent necessary to bring such term within the provisions of Applicable Law and such term, as so modified, and the balance of this Agreement will then be fully enforceable. The parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision. 9.9 Choice of Law; Venue. This Agreement is to be construed and governed by the Laws of the State of Maryland (without giving effect to principles of conflicts of laws). The Buyer, the Company, the Seller and the Majority Owners each irrevocably agree that any Claim arising out of or in connection with this Agreement (other than a dispute under Section 1.3, which is subject to the Dispute Resolution Procedure) shall exclusively be brought in the state and federal courts of Maryland (or in any court in which appeal from such courts may be taken). Each party hereto expressly consents to the personal jurisdiction and venue of such courts, and further, each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such Claim, any Claim that it is not subject personally to the jurisdiction of such court,

{N0110076 } 57 that the Claim is brought in an inconvenient forum, that the venue of the Claim is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court, and hereby agrees not to challenge such jurisdiction or venue by reason of any offsets or counterclaims in any such Claim. 9.10 Waiver of Jury Trial. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT AND EACH OF THE OTHER TRANSACTION DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY IN CONNECTION WITH SUCH AGREEMENTS. 9.11 Remedies. Except as specifically set forth in this Agreement, any party having any rights under any provision of this Agreement will have all rights and remedies set forth in this Agreement and all rights and remedies which such party may have been granted at any time under any other Contract and all of the rights which such party may have under any Law, each of which is cumulative and non-exclusive. Any such party will be entitled to: (a) enforce such rights specifically, without posting a bond or other security, (b) recover damages by reason of a breach of any provision of this Agreement and (c) exercise all other rights granted by Law. 9.12 No Third Party Beneficiaries. Except with respect to indemnity Claims of the Seller Parties and the Buyer Parties, this Agreement does not confer any rights, benefits or remedies upon any Person (including the Former Option Holders) other than the parties hereto and their respective successors and assigns. 9.13 Disclosure Schedules. Each section or subsection of the Disclosure Schedule shall only be deemed to apply to each other section or subsection of this Agreement only to the extent that it is reasonably apparent from the text of such disclosure itself, without reference to any underlying document or material, that such information is relevant to such other section or subsection. 9.14 Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section of this Agreement as set forth below adjacent to such terms: Term Section of the Agreement Where Defined “Actual Net Working Capital” Section 1.4 “Agreement” Preamble to the Agreement “Allocation Statement” Section 8.4(b) “Anti-Kickback Act” Section 2.30(i) “Bank Account” Section 2.31 “Base Purchase Price” Section 1.1(b) “Basket Amount” Section 7.5(a) “Benefit Plans” Section 2.19(a) “Buyer” Preamble to the Agreement “Buyer Parties” Section 7.2 “Closing” Section 1.2(a) “Closing Date” Section 1.2(a) “Closing Payment” Section 1.2(b)(i)(E) “Company” Preamble to the Agreement “Control” definition of Affiliate

{N0110076 } 58 “Copyrights” definition of Intellectual Property “Corporation” Recitals of the Agreement “Counsel” Section 5.7 “Current Government Contracts” Section 2.30(a)(i) “Customs Laws” Section 2.30(j)(iii) “Determination” definition of Dispute Resolution Procedure “Equity” Recitals of the Agreement “ERISA” Section 2.19(l) “Escrow Account” Section 1.2(b)(i)(A) “Escrow Agreement” Section 1.2(b)(i)(A) “Estimated Net Working Capital” Section 1.2(c) “Estimated Closing Date Balance Sheet” Section 1.2(c) “Estimated Working Capital Deficit” Section 1.2(d) “Estimated Working Capital Excess” Section 1.2(d) “FCPA” Section 2.30(i) “Financial Statements” Section 2.15(a) “Flow of Funds Memorandum” Section 1.2(c) “Former Option Holders” Recitals of the Agreement “Funded Backlog” Section 2.30(f)(i) “Government Furnished Items” Section 2.30(f)(ii) “Interests” Recitals of the Agreement “IP Licenses” Section 2.12(a)(ii) “Leased Premises” Section 2.22(a) “Leases” Section 2.22(a) “Liability” and “Liabilities” Section 2.16 “Listing” Section 2.30(d)(i) “LLC Conversion” Recitals of the Agreement “Lock-up Period” Section 5.8(a) “Majority Owner” Preamble to the Agreement “Notices” Section 9.4(a) “NWC Certificate” Section 1.3 “Objection Notice” Section 1.3 “OCI” Section 2.30(b)(iii)(J) “Option Repurchase Agreement” Section 6.1(n) “Owner” Recitals of the Agreement “Patents” definition of Intellectual Property “Personnel Security Clearances” Section 2.30(g) “Piggyback Registration” Section 5.8(b)(i) “Piggyback Shelf Registration Statement Section 5.8(b)(i) “Piggyback Shelf Takedown” Section 5.8(b)(i) “Preferred Bidder Status” Section 2.30(a)(v) “Purchase Price” Section 1.1(b) “Restricted Period” Section 5.8(a) “Registrable Securities” Section 5.8(b)(i) “Reorganization” Recitals of the Agreement “SEC Documents” Section 4.8 “Section 409A Plan” Section 2.19(k) “Security Clearances” Section 2.30(g) “Seller” Preamble to the Agreement “Seller Parties” Section 7.1 “Software” definition of Intellectual Property

{N0110076 } 59 “Statement Date” Section 2.15(a) “Tail Policy” Section 5.2 “Tax Proceedings” Section 8.3(d)(i) “Tax Sharing Agreements” Section 2.17(f) “Trademarks” definition of Intellectual Property “Trade Secrets” definition of Intellectual Property “Transaction Payments” Section 2.34 “Transfer Taxes” Section 8.3(e) “Unfunded Backlog” Section 2.30(f)(i) 9.15 Defined Terms. As used in the Agreement, the following terms will have the respective meanings set forth below: “Accounting Firm” means RSM US LLP, or such other recognized accounting firm with expertise in government contracts mutually agreed upon by the Buyer and the Seller, or otherwise selected by the Washington, D.C. Regional Office of the American Arbitration Association. The parties agree that RSM US LLP will be deemed to be independent even though the Buyer may, in the future, designate RSM US LLP to resolve disputes of the type described in Section 1.3. If RSM US LLP is unable to serve as the Accounting Firm and the Buyer and the Seller have failed to reach agreement on an Accounting Firm within ten (10) calendar days following the termination of the twenty (20) calendar-day period referred to in Section 1.3, then the parties will jointly engage the American Arbitration Association to select the Accounting Firm, in accordance with the procedures of the American Arbitration Association to make such election. “Affiliate” means any Person that, directly or indirectly, Controls, is Controlled by, or is under common Control with or of, such entity. The term “Control” (including, with correlative meaning, the terms “Controlled by” and “under common Control with”), as used with respect to any entity, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise. “Affiliated Group” has the meaning set forth in Section 1504(a) of the Code. “Agent” means, as to any Person, such Person’s Affiliates and its and their directors, managers, officers, principals, employees, agents, advisors (including financial advisors, counsel and accountants), financing sources and direct and indirect controlling persons. “Applicable Law” means with respect to any Person, a Law applicable to such Person or any of its properties, assets, officers, directors, managers, employees, consultants or agents (in connection with such officer’s, director’s, manager’s, employee’s, consultant’s or agent’s activities on behalf of such Person). “Assets” means all Cash, Personal Property and real property of the Company, all Contracts, leases to which the Company is a party, all Permits held by the Company, all Intellectual Property of the Company, and all other assets of the Company. “Business Day” means a day, other than a Saturday or Sunday or a national holiday, on which commercial banks in Washington, D.C. are open for the general transaction of business. “Buyer Common Stock” means the unregistered shares of common stock of the Buyer, par value $0.001 per share.

{N0110076 } 60 “Buyer Common Stock Value” means the value of the Buyer Common Stock, which amount is $2,500,000. “Cash” means the aggregate amount of unrestricted cash and cash equivalents held as of the Closing Date in the Bank Accounts, including money market accounts, of the Company. For the sake of clarity, “Cash” will be reduced by the aggregate balance of all outstanding checks or other debit instruments written against such accounts for the purposes hereof, and a negative balance in “Cash” shall be a liability of the Company. “Charter” means such Person’s Articles or Certificate of Incorporation, Organization or Formation, or their equivalent, and all amendments, modifications or supplements thereto. “Claim” means any claim, action, litigation, inquiry, proceeding (arbitral, administrative, legal or otherwise, including any informal proceeding), cause of action, audit, suit, settlement, stipulation, hearing, investigation, charge, complaint, demand or similar matter. “Code” means the Internal Revenue Code of 1986, as amended. “Confidential Information” means any information concerning the business and affairs of the Company that is not generally available to the public, including know-how, trade secrets, customer lists, details of customer or consultant contracts, pricing policies, operational methods and marketing plans or strategies, and any information disclosed to the Company by third parties to the extent that the Company has an obligation of confidentiality in connection therewith. “Contracts” means all contracts, agreements or other arrangements or obligations of any kind, written or oral (and all amendments, modifications or supplements thereto), including those to which the Company is a party or which are binding upon Company or the Assets. “Debt” means, as of any particular time, without duplication, with respect to the Company: (a) the amount of all obligations for borrowed money (including: (i) any unpaid principal, premium, accrued and unpaid interest, prepayment penalties, commitment and other fees, reimbursements, indemnities and all other amounts payable in connection therewith and (ii) termination fees, expenses or breakage costs due upon prepayment of or payable in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby), (b) all obligations evidenced by notes, bonds, debentures or other similar instruments, (c) all obligations issued or assumed for deferred purchase price payments (other than, for the avoidance of doubt, credit card obligations incurred in the Ordinary Course of Business), (d) all obligations requiring the reimbursement of any obligor on any line or letter of credit, capital lease, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (e) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made, whether periodically or upon the happening of a contingency, (f) all obligations (including accrued interest) under a lease agreement required to be capitalized pursuant to GAAP, (g) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (h) all obligations related to deferred revenue, and (i) all guarantees of the obligations of another Person with respect to any of the foregoing. “Disclosure Schedules” means the disclosure schedules to the Agreement. “Dispute Resolution Procedure” means the procedure pursuant to which the items in dispute are referred by either the Buyer or the Seller for determination as promptly as practicable to the Accounting

{N0110076 } 61 Firm, which will be jointly engaged by the Buyer, on the one hand, and the Seller, on the other hand, pursuant to an engagement letter in customary form which each of the Buyer and the Seller must execute. The Accounting Firm must prescribe procedures for resolving the disputed items and in all events must make a written determination, with respect to such disputed items only (e.g., in connection with Section 1.3, whether and to what extent, if any, the Flow of Funds Memorandum and the accompanying calculations of the Net Working Capital at the Closing require adjustment based on the terms and conditions of the Agreement (a “Determination”)). The Determination must be based solely on presentations with respect to such disputed items by the Buyer and the Seller to the Accounting Firm and not on the Accounting Firm’s independent review; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Accounting Firm by the Buyer or the Seller in connection with such presentations and any materials delivered to the Accounting Firm in response to requests by the Accounting Firm. Each of the Buyer and the Seller will use commercially reasonable efforts to make its presentation as promptly as practicable following submission to the Accounting Firm of the disputed items, and each such party will be entitled, as part of its presentation, to respond to the presentation of the other party and any question and requests of the Accounting Firm. The Buyer and the Seller must instruct the Accounting Firm to deliver the Determination to the Buyer and the Seller no later than thirty (30) calendar days following the date on which the disputed items are referred to the Accounting Firm. In deciding any matter, the Accounting Firm: (a) may only assign values to items in dispute and such values must be the same as or between the values asserted by the Buyer and by the Seller, and (b) will be bound by the express terms, conditions and covenants set forth in the Agreement, including the provisions of Section 1.3 and the definitions contained herein. The Accounting Firm may consider only those items and amounts in the Buyer’s written notices or the Seller’s written responses that the Buyer and the Seller were unable to resolve. In the absence of fraud or manifest error, the Determination will be conclusive and binding upon the parties hereto. It is the intent of the parties hereto that the process set forth in this definition of “Dispute Resolution Procedure” and the activities of the Accounting Firm in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Buyer and the Seller shall instruct the Accounting Firm to make its determination as an expert and not as an arbitrator. All fees and expenses (including reasonable attorney’s fees and expenses and fees and expenses of the Accounting Firm) incurred in connection with such dispute will be borne by the parties based on the percentage which the portion of the contested amount not awarded to such party bears to the amount actually contested by the parties. By way of example and not by way of limitation, if the Seller seeks a $70,000 upward adjustment to Net Working Capital and the Accounting Firm determines that there should be a $40,000 upward adjustment, then the Seller will be responsible for three-sevenths (3/7th) of the fees and expenses and the Buyer will be responsible for four-sevenths (4/7th) of the fees and expenses. “Environmental Condition” means the presence of any Hazardous Materials, including any pollution, contamination or damage to natural resources or the environment, caused by or relating to the use, manufacture, production, importation, refinement, processing, emission, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials by the Company or any other Person. With respect to Claims by employees or other third parties, Environmental Condition will also include the exposure of Persons to amounts of Hazardous Materials. “Environmental Laws” means all Laws, Permits and governmental agreements relating to pollution or protection of human health, safety or the environment, including Laws relating to releases or threatened releases of Hazardous Materials into the indoor or outdoor environment (including ambient air, surface water, groundwater, land, surface, and subsurface strata) or otherwise relating to the use, manufacture, production, importation, refinement, processing, emission, handling, storage, treatment, recycling, generation, transportation, release, spilling, leaching, pumping, pouring, emptying, discharging, injection, escaping, disposal, dumping or threatened release of Hazardous Materials, and all laws and regulations with

{N0110076 } 62 regard to record keeping, notification, disclosure and reporting requirements respecting Hazardous Materials. Environmental Laws include any Laws relating to natural resources, pollution, protection of human health or the environment, or actual or threatened releases, discharges, or emissions into the environment or within structures. “Environmental Noncompliance” means any violation of any Environmental Law. “Escrow Agent” means Wilmington Trust. “Escrow Amount” means Three Million Eight Hundred Seventy-Five Thousand Dollars ($3,875,000). “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “FAR” means the Federal Acquisition Regulation and any agency supplement thereto. “Fraud-Type Claims” means Claims for actual (but not constructive) fraud, criminal acts or willful misconduct. “Fundamental Representations” means the representations and warranties made in Section 2.1 (Organization), Section 2.2 (Authorization), Section 2.3 (Ownership), Section 2.4 (Capitalization), Section 2.5 (Binding Agreement), Section 2.9 (Title), Section 2.29 (Brokers), Section 3.1 (Authorization), Section 3.2 (Binding Agreement) and Section 3.3 (Title). “GAAP” means generally accepted accounting principles as in effect in the United States of America on the Closing Date, as consistently applied by the Company or its Subsidiaries (to the extent consistent with such principles). “Governing Documents” means such Person’s bylaws, partnership agreement, limited liability company/operating agreement, or any organizational or other constituent document, as applicable, and all amendments, modifications or supplements thereto. “Government Audit Agency” means a “responsible audit agency” as defined in FAR 2.101 or any other Governmental Authority responsible for conducting audits of the Company or its Government Contracts, including the Defense Contract Audit Agency and the Department of Health and Human Services, Office of Inspector General. “Government Bid” means any bid, proposal, offer or quote for supplies, services or construction, whether solicited or unsolicited, made by the Company, and all amendments, modifications or supplements thereto, which is intended by the Company to result in a Government Contract. A Government Bid: (a) includes but is not limited to any bid, proposal, offer or quote made by the Company that has been received or accepted by the offeree or other recipient but has not resulted in a Government Contract prior to the Closing Date, but (b) does not include any bid, proposal, offer or quote made by the Company that has resulted in a Government Contract prior to the Closing Date. “Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture, basic ordering agreement, blanket purchase agreement, pricing agreement, letter contract, contract awarded under the Federal Supply Schedule program, purchase order, task order or delivery order or other Contract or similar arrangement of any kind, and all amendments, modifications or supplements thereto, between the Company and: (a) any Governmental Authority, (b) any prime contractor

{N0110076 } 63 of a Governmental Authority in its capacity as a prime contractor, or (c) any subcontractor (or lower tier subcontractor) with respect to any contract of a type described in clauses (a) or (b) above. “Government Representations” means the representations and warranties made in Section 2.30 (Government Contract and Regulatory Matters). “Government Vendor Subcontract” means a Contract between the Company and another Person to supply supplies or services to the Company to be used in performing a Government Contract. “Governmental Authority” means any federal, state, local, foreign or other governmental, quasi- governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body. The term “Governmental Authority” includes any Person acting on behalf of a Governmental Authority. “Hazardous Materials” means any waste, gas, liquid, or other substance or material that is designated, listed or defined as a “hazardous substance,” “pollutant,” “contaminant,” “hazardous waste,” “regulated substance,” “hazardous chemical,” or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of liability or responsibility, under any Environmental Law, including petroleum products, petroleum byproducts, petroleum breakdown products, waste oil, crude oil, urea formaldehyde, polychlorinated biphenyls or asbestos. “Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: (a) patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled) (collectively, “Patents”); (b) trademarks, service marks, trade dress, trade names, brand names, Internet domain names, designs, logos, or corporate/company names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof (collectively, “Trademarks”); (c) works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights (collectively, “Copyrights”); (d) trade secrets and other confidential or proprietary business information, including concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, drawings, methods, know-how, data, formulas, compositions, and methods, technical data, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection) (collectively, “Trade Secrets”); (e) all domain name and domain name registrations, web sites and web pages, Social Media accounts and content, and related rights, registrations, items and documentation related thereto; (f) computer software, including all source code, object code, and documentation related thereto and all software modules, assemblers, applets, compilers, flow charts or diagrams, tools and databases (“Software”); (g) rights of publicity and privacy, and moral rights; and (h) all licenses, sublicenses, permissions, and other agreements related to the preceding property. “IRS” means the U.S. Internal Revenue Service. “Knowledge” means: (a) with respect to the Company, the actual knowledge of the Seller, the Majority Owners, Fred Vago, Robert Lalley, Rosemarie Franchi, and Raymond Yearty, or the knowledge

{N0110076 } 64 that any such Person would have received after a due inquiry in the Ordinary Course of Business, and (b) with respect to any other Person, the actual knowledge of such Person or any of its directors or executive officers, or the knowledge that any such Person would have received after a reasonable inquiry in the ordinary course of business. “Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Permit or Order that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority. “Liens” means all mortgages, deeds of trust, collateral assignments, security interests, Uniform Commercial Code financing statements, conditional or other sales agreements, liens, pledges, hypothecations, claims, interference, options, rights of first refusal, preemptive rights, community property interests, restrictions of any nature, and other encumbrances on or ownership interests in the Assets or the Equity (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the possession, exercise or transfer or any other attribute of ownership of any asset), as applicable. “Loss” means any loss, damage, due, penalty, fine, interest, cost, amount paid in settlement, judgment, Liability, Tax, cost of investigation, expense and fee (including court costs and attorneys’ or other professionals’ fees and expenses); provided, that Losses shall only include punitive, exemplary or special damages to the extent such damages are awarded pursuant to a third party claim. “material” means, with respect to the Company or its Subsidiaries in connection with Section 2, any event, fact, condition, change, circumstance, occurrence or effect, which: (a) has been or would reasonably be expected to be material to the Company’s business, operations or Assets in a manner other than the monetary effect, or (b) has or would reasonably be expected to have a monetary value or effect equal to $25,000 or more. “Material Contract” includes all Contracts disclosed, or required to be disclosed on the Disclosure Schedules, including on Schedule 2.13(a), Schedule 2.22(a), or Schedule 2.30(a)(i). “Material Adverse Effect” means any change, circumstance, fact, event, condition or effect that, individually or with other changes, circumstances, facts, events, conditions or effects, is or could reasonably be expected to cause, result in or have, a material adverse effect on the business, condition (financial or otherwise), assets, properties or results of operations of the Company; provided, however, that none of the following events, either alone or in combination, will be considered a Material Adverse Effect: (a) any change, circumstance, fact, effect, event or condition impacting the economy in general, (b) any change, circumstance, fact, effect, event or condition impacting the industry in which the Company operates, (c) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (d) any action required by this Agreement (including the Reorganization), (e) any changes in applicable Laws or accounting rules (including GAAP) or the enforcement, implementation or interpretation thereof, and (f) any natural or man-made disaster or acts of God, and (g) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded) (so long as, in the case of each of clause (a) and (b) above, the Company is not disproportionately affected by such effect, event or condition as compared to industry peers). “Net Working Capital” means the difference (whether positive or negative) of: (a) the current assets of the Company as of the Closing (including Cash), minus (b) the liabilities of the Company as of the Closing, in each case as determined in accordance with GAAP and immediately prior to the consummation of the purchase and sale of the Equity contemplated hereby; provided, however, that, for purposes of this

{N0110076 } 65 definition of “Net Working Capital,” whether or not the following is consistent with GAAP, in each case without duplication: (i) “current assets” excludes: (A) any receivable from the Seller, the Majority Owners or any Affiliate of the Seller or the Majority Owners, (B) intangible assets and (C) any deferred or other Tax assets, including any Tax asset resulting from the purchase or termination of Options prior to Closing; (ii) “liabilities” includes: (A) the amount of any unpaid Transaction Payments, in each case pursuant to a Contract that was entered into prior to the Closing, including the Company’s share of any Taxes on such amounts; (B) all liabilities for accrued or deferred Taxes, (C) balance sheet reserves required under GAAP, including reserves for billings in excess of revenues, (D) reserves required or accrued for 401(k) or pension plan withholdings, (E) all Debt (whether classified as long term or short term) that is not discharged at the Closing pursuant to Section 1.2(b)(i)(C), (F) all Seller Expenses that are not paid at the Closing pursuant to Section 1.2(b)(i)(B), and (G) unreimbursed travel expenses of employees; and (iii) “liabilities” excludes: (A) Seller Expenses that are paid at or prior to the Closing pursuant to Section 1.2(b)(i)(B), and (B) all Debt (whether classified as long term or short term) that is discharged at the Closing pursuant to Section 1.2(b)(i)(C). Attached as Exhibit G is a sample calculation of Net Working Capital as of March 31, 2016. “Open Source Software” means, collectively, Intellectual Property that is distributed as “free software” (as defined by the Free Software Foundation), “open source software” (meaning software distributed under any license approved by the Open Source Initiative as set forth at www.opensource.org) or under a similar licensing or distribution model (including under a GNU General Public License (GPL), a GNU Lesser General Public License (LGPL), a Mozilla Public License (MPL), a BSD license, an Artistic License, a Netscape Public License, a Sun Community Source License (SCSL), a Sun Industry Standards License (SISL) and an Apache License. “Operating Agreement” means that certain Operating Agreement of the Company, dated as of May 3, 2016. “Option Plan” means the Company’s 1998 Key Employee Stock Option Plan, as amended, and 2009 Key Employees’ Incentive Stock Option Plan. “Option Repurchase Payment” means the aggregate amount owed by the Company to all of the Former Option Holders in connection with the cash-out of Options upon termination of the Option Plan. “Options” means options, warrants, convertible securities (including convertible promissory notes) or other rights to subscribe for or purchase any equity securities or other equity interests of the Company, or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire, any equity securities of the Company. “Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority. “Ordinary Course of Business” means, with respect to a Person, an action taken by such Person if: (a) such action is recurring in nature, is consistent with the past practices of the Person and is taken in the ordinary course of the normal day to day operations of the Person; (b) such action is not required to be authorized by the equity holders of such Person, the board of directors (or equivalent) of such Person or

{N0110076 } 66 any committee of the board of directors (or equivalent) of such Person and does not require any other special authorization of any nature; and (c) such action is similar in nature and magnitude to actions customarily taken without any special authorization in the ordinary course of the normal day-to-day operations of comparable entities. Unless the context or language herein requires otherwise, each reference to Ordinary Course of Business will be deemed to be a reference to Ordinary Course of Business of the Company. “Permit” means any federal, state, local, foreign or other third-party permit, grant, easement, consent, approval, authorization, exemption, license, franchise, concession, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration or qualification that is or has been issued, granted, given or otherwise made available to the Company, as applicable, by or under the authority of any Governmental Authority or other Person. “Permitted Liens” means: (a) Liens for Taxes not yet due and payable, and (b) statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by Law in the Ordinary Course of Business for sums not yet due and payable. “Person” means any individual, partnership, joint venture, corporation, trust, unincorporated organization, limited liability company, group, Governmental Authority, and any other person or entity. “Personal Property” means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts and other tangible personal property which are owned, used or leased by the Company and used or useful in the conduct of the Company’s business or the operations of the Company’s business or intended by the Company for use in connection with the Company’s business or the operations of the Company’s business, including the Personal Property identified on Schedule 2.10. “Previously Acquired Entities” means some or all of the equity securities of any Person, or a material amount of assets of any Person, acquired by the Company at any time in the past five (5) years. “Regulations” means the United States treasury regulations promulgated under the Code. “Response Action Contractor” means a Person that holds a response action contract to provide professional architect/engineering services to the U.S. Environmental Protection Agency to support response planning and oversight of activities under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reorganization Act of 1986. “SEC” means the U.S. Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended. “Seller Expenses” means the aggregate of: (a) all fees and expenses payable by the Company or its Subsidiaries, the Majority Owners or the Seller, in connection with the consummation of the transactions contemplated hereby (or incurred in connection with the transactions hereunder) including any of the foregoing payable to legal counsel, accountants, investment bankers, financial advisors, brokers, finders, or consultants plus (b) any transfer, sale, use, stamp, conveyance, value added, recording, registration, documentary, filing and other non-income Taxes and administrative and filing fees (including notary fees) arising in connection with the consummation of the transaction contemplated by the Agreement and payable by or on behalf of the Company or its Subsidiaries, the Majority Owners or the Seller.

{N0110076 } 67 “Social Media” means online communications channels dedicated to community-based input, social networking and interaction, content-sharing and collaboration. Websites and applications dedicated to forums, microblogging, social networking, social bookmarking, social curation, and wikis are included in the term “Social Media.” For the avoidance of doubt, Facebook, Twitter, Instagram, Linked In, Google+ are examples of Social Media. “Spread” means an amount equal to the absolute value of the Actual Net Working Capital minus the Estimated Net Working Capital. “Statutory Representations” means the representations and warranties made in Section 2.17 (Tax Matters), Section 2.19 (Employee Benefit Plans; ERISA), Section 2.21 (Environmental Matters), Section 3.7 (Corporation Stockholder) and Section 3.8 (Seller Taxes). “Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of equity entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes of the Agreement, a Person(s) will be deemed to have a majority ownership interest in a corporation, limited liability company, partnership, association or other business entity if such Person(s) is allocated a majority of such entity’s gains or losses, or such Person(s) is in Control of such entity. Unless the context requires otherwise, each reference to a Subsidiary will be deemed to be a reference to a Subsidiary of the Company. “Target Working Capital” means Three Million Five Hundred Thousand Dollars ($3,500,000.00). “Tax” means any federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; it being understood that the foregoing will include any transferee or secondary liability for a Tax and any liability assumed or arising as a result of being, having been, or ceasing to be a member of any Affiliated Group (or being included or required to be included in any Tax Return relating thereto) or as a result of any Tax indemnity, Tax sharing, Tax allocation or similar Contract. “Tax Return” means any return, declaration, report, Claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of the Company or any Affiliates of the Company, other than the Majority Owners, or the administration of any Laws or administrative requirements relating to any Taxes. “Taxing Authority” means any Governmental Authority with the power to levy or collect Taxes. “Trade Compliance Laws” means any requirement of Law relating to the regulation of exports, re- exports, transfers, releases, shipments, transmissions or any other provision of goods, technology, software or services.

{N0110076 } 68 “Transaction Documents” means the Agreement and each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to the Agreement. “Used” means use, reproduce, modify, create derivative works of, distribute, display, incorporate, and perform, develop, make, have made, sell, offer to sell, import, lease, license, and otherwise exploit. “VWAP” means the dollar volume-weighted average price for the Common Stock on the Nasdaq Capital Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Nasdaq Capital Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Nasdaq Capital Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as Nasdaq publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as Nasdaq publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.). If the VWAP cannot be calculated for the Buyer Common Stock on a particular date on any of the foregoing bases, the VWAP of the Common Stock shall be the fair market value of the Buyer Common Stock on such date as determined by the Buyer’s Board of Directors in good faith. (SIGNATURE PAGES FOLLOW)

{N0110076 } IN WITNESS WHEREOF, the parties have executed this Equity Purchase Agreement as of the date first written above. BUYER: DLH Holdings Corp. By: /s/ Zachary C. Parker Name: Zachary Parker Title: President & Chief Executive Officer COMPANY: Danya International LLC By: /s/ Jeffrey A. Hoffman Name: Jeffrey A. Hoffman Title: CEO SELLER: DI Holdings, Inc. By: /s/ Jeffrey A. Hoffman Name: Jeffrey A. Hoffman Title: CEO (Signatures continue on following page.)

{N0110076 } MAJORITY OWNERS: /s/ Jeffrey Hoffman Jeff Hoffman, individually /s/ Jeffrey Hoffman Jeffrey Hoffman Trustee of the Jeffrey Hoffman GRAT individually /s/Todd Hoffman, Trustee Todd Hoffman, Trustee of the Jeffrey Hoffman